PARTICIPATION AGREEMENT

                            dated as of May 10, 1996

                                      among

                              BL DEVELOPMENT CORP.,
                        as Lessee and Construction Agent,

                               GRAND CASINOS, INC.
                   AND ITS SUBSIDIARIES LISTED ON SCHEDULE I,
                                 as Guarantors,

                                  HANCOCK BANK,
                    not in its individual capacity except as
                       expressly stated herein, but solely
                         as Lessor, Borrower and Trustee

                       THE PERSONS LISTED ON SCHEDULE II,
                                   as Lenders,

                                BANK OF SCOTLAND,
                      FIRST INTERSTATE BANK OF NEVADA, and
                                SOCIETE GENERALE,
                                  as Co-Agents,

                      CREDIT LYONNAIS, LOS ANGELES BRANCH,
                                 as Lead Manager

                                       and

                        BA LEASING & CAPITAL CORPORATION,
                              as Arranger and Agent

                  ---------------------------------------------

                     Construction and Acquisition Financing
                    For a Hotel and Equipment Associated with
                Grand Casino Tunica in Tunica County, Mississippi


                                TABLE OF CONTENTS

SECTION                                                                    PAGE

                                    ARTICLE I

                                   DEFINITIONS


                                   ARTICLE II

            EFFECTIVENESS; ACQUISITION AND LEASE; GENERAL PROVISIONS

  2.1.    Effectiveness of Agreement.................................... 2
  2.2.    Advances...................................................... 5
  2.3.    Notes......................................................... 8
  2.4.    Procedures for Advances; Use of Proceeds...................... 8
  2.5.    Postponement of Advance.......................................10
  2.6.    The Account...................................................10
  2.7.    Obligations Several...........................................11
  2.8.    Timing of Advances to the Trustee and Payments to
              the Lenders...............................................11
  2.9.    Lenders' Instructions to Agent................................12
  2.10.   Computations..................................................12
  2.11.   Commitment Fee................................................13
  2.12.   Fees..........................................................13
  2.13.   Legal and Tax Representation..................................13
  2.14.   Replacement of Equipment......................................13

                                   ARTICLE III

                                  CONDITIONS TO
                             ADVANCES AND COMPLETION

  3.1.    Initial Advance Date..........................................14
  3.2.    Conditions Precedent to All Advances..........................15
  3.3.    Conditions to the Initial Advance for Hotel Costs.............17
  3.4.    Conditions to all Advances for Hotel Costs....................21
  3.5.    Deliveries with Respect to the Advances for Hotel
              Costs After a Default.....................................22
  3.6.    Conditions to Advances for Equipment Costs....................24
  3.7.    Conditions to Completion Date of Hotel........................26
  3.8.    Amortization Schedule.........................................27

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

  4.1.    Representations and Warranties of Lessee,
              Construction Agent and Guarantors.........................28
  4.2.    Representations and Warranties of Each Lender.................38
  4.3.    Representations and Warranties of the Trustee.................40
  4.4.    Representations and Warranties of the Agent...................42

                                    ARTICLE V

                COVENANTS OF LESSEE, CONSTRUCTION AGENT AND PARENT

  5.1.    Further Assurances............................................43
  5.2.    Consolidation, Merger, Sale, etc..............................44
  5.3.    Corporate Existence...........................................47
  5.4.    Ownership of Lessee...........................................47
  5.5.    Liens.........................................................48
  5.6.    Financial Covenant Compliance Certificates....................48
  5.7.    Investigation by Governmental Authorities.....................49
  5.8.    Books and Records.............................................50
  5.9.    Payment of Taxes, Etc.........................................50
  5.10.   Inspection....................................................50
  5.11.   Maintenance of Property, etc..................................51
  5.12.   Maintenance of Insurance......................................51
  5.13.   Change of Name or Principal Place of Business.................51
  5.14.   Financial and Other Information...............................51
  5.15.   Securities....................................................54
  5.16.   Financial Covenants...........................................54
  5.17.   Ship Mortgage.................................................55
  5.18.   Searches and Estoppel Certificates............................56
  5.19.   Amendment of Levee Board Lease................................56
  5.20.   Changes to Contracts for a System.............................56
  5.21.   Compliance with Laws..........................................57
  5.22.   No Vessel Redocumentation.....................................57

                                   ARTICLE VI

                    COVENANTS OF TRUSTEE, AGENTS AND LENDERS

  6.1.    Covenants of Trustee, Agents and the Lenders..................57
  6.2.    Restrictions On and Effect of Transfer........................60
  6.3.    Participations................................................62
  6.4.    Required Transfers............................................63

                                   ARTICLE VII

                                GENERAL INDEMNITY

  7.1.    General Indemnification.......................................64
  7.2.    Environmental Indemnity.......................................67

                                  ARTICLE VIII

                              GENERAL TAX INDEMNITY

  8.1.    General Tax Indemnity.........................................69
  8.2.    Exclusions from General Tax Indemnity.........................70
  8.3.    Contests......................................................71
  8.4.    Payments......................................................73
  8.5.    Reports.......................................................73
  8.6.    Withholding Tax Exemption.....................................74


                                   ARTICLE IX

                                  MISCELLANEOUS

  9.1.    Survival of Agreements........................................74
  9.2.    No Broker, etc................................................74
  9.3.    Notices.......................................................75
  9.4.    Counterparts..................................................75
  9.5.    Amendments....................................................75
  9.6.    Headings, etc.................................................76
  9.7.    Governing Law.................................................76
  9.8.    Transaction Costs.............................................76
  9.9.    Severability..................................................77
  9.10.   Successors and Assigns........................................77
  9.11.   Final Agreement...............................................77
  9.12.   No Third-Party Beneficiaries..................................77
  9.13.   Release of Lien; Termination of Ground Lease..................78
  9.14.   Reproduction of Documents.....................................80
  9.15.   Submission to Jurisdiction....................................80
  9.16.   Jury Trial....................................................81
  9.17.   Payments Set Aside............................................81
  9.18.   Trust Agreement...............................................81
  9.19.   Consent to Conflict of Interest...............................81

Schedule I         --       List of Subsidiary Guarantors
Schedule II        --       Lender Commitments
Schedule III       --       Notice Information, Funding Offices and Wire
                               Instructions
Schedule IV        --       Recordings, Filings and Registrations
Schedule V         --       Required Licenses
Schedule VI        --       Amortization Schedule
Schedule VII       --       Description of Gaming and Non-Gaming
                               Equipment
Schedule VIII      --       Disclosure Schedule
Schedule IX        --       Description of Land
Appendix 1         --       Definitions
Exhibit A          --       Form of Lease
Exhibit B          --       Form of Loan Agreement
Exhibit C          --       Form of Trust Agreement
Exhibit D          --       Form of Security Agreement
Exhibit E          --       Form of Construction Agency Agreement
Exhibit F          --       Form of Guaranty
Exhibit G-1-A      --       Form of Deed of Trust (Resort Hotel)
Exhibit G-1-B      --       Form of Deed of Trust
                               (Equipment on Casino Barges)
Exhibit G-2        --       Form of Ship Mortgage
Exhibit G-3        --       Form of Ground Lease
Exhibit H          --       Form of Landlord's Waiver and Consent
Exhibit I          --       Form of Advance Request
Exhibit J          --       Form of Bill of Sale
Exhibit K          --       Form of Certificate of Acceptance
Exhibit L          --       Form of Investor's Letter
Exhibit M          --       Form of Purchase Order Assignment
Exhibit N-1        --       Form of Opinion of Counsel to Lessee,
                               Construction Agent and Guarantors
Exhibit N-2        --       Form of Opinion of Mississippi Counsel to
                               Lessee
Exhibit N-3        --       Form of Opinion of Maritime Counsel to Lessee
Exhibit N-4        --       Form of Opinion of Special New York Counsel
                               to Agent
Exhibit N-5        --       Form of Opinion of Maritime Counsel to Agent
Exhibit O          --       Form of Architect's Certificate
Exhibit P          --       Form of Prime Contractor's Certificate
Exhibit Q          --       Form of Financial Covenant Compliance
                              Certificate
Exhibit R          --       Form of Pricing Ratio Certificate
Exhibit S          --       Form of Intercreditor Agreement
Exhibit T          --       Form of Improvements Deed
Exhibit U          --       Form of Officer's Certificate of Parent
Exhibit V          --       Form of Construction Certificate
Exhibit W          --       Form of Master Vessel Trust Agreement
Exhibit X          --       Form of Officer's Certificate of Lessee

                             PARTICIPATION AGREEMENT


         This PARTICIPATION AGREEMENT (this "Agreement"), dated as of May 10, 1996, is entered into by and among BL DEVELOPMENT CORP., a Minnesota corporation, as Lessee and Construction Agent; GRAND CASINOS, INC., a Minnesota corporation, and each of its Subsidiaries listed on Schedule I hereto, as Guarantors; HANCOCK BANK, not in its individual capacity, except as expressly stated herein, but solely as Lessor, Borrower and Trustee; the persons listed on
Schedule II hereto, as Lenders; BANK OF SCOTLAND, FIRST INTERSTATE BANK OF NEVADA, and SOCIETE GENERALE, as Co-Agents; CREDIT LYONNAIS, LOS ANGELES BRANCH, as Lead Manager and BA LEASING & CAPITAL CORPORATION, a California corporation, as Arranger and Agent.

                              W I T N E S S E T H:

         WHEREAS, pursuant to the terms of the Lease, Lessor will lease to Lessee, and the Lessee will lease from Lessor, the Leased Property; and

         WHEREAS, pursuant to the Trust Agreement, Lessee will apply Advances from the Trust to finance the construction of the Hotel and the acquisition of the Equipment subject to the terms of the Lease; and

         WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth (including Article III), to provide financing to Lessor in an aggregate principal amount not to exceed the Commitment Amount to fund payment of Hotel Costs and Equipment Costs; and

         WHEREAS, to secure such financing by the Lenders, Agent, on behalf of the Lenders, will have the benefit of a Lien from Lessor on all of Lessor's right, title and interest in and to the Leased Property and other Collateral and an assignment of Lessor's rights in the Operative Documents; and

         WHEREAS, Lessee's obligations under the Operative Documents will be guaranteed pursuant to the terms of the Guaranty;

         NOW, THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereto agree as follows:




                                    ARTICLE I

                                   DEFINITIONS

         Unless the context shall otherwise require, capitalized terms used but not defined herein (including those used in the foregoing recitals) shall have the meanings specified in Appendix 1 hereto for all purposes hereof; and the rules of interpretation set forth in Appendix 1 hereto shall apply to this Agreement.


                                   ARTICLE II

            EFFECTIVENESS; ACQUISITION AND LEASE; GENERAL PROVISIONS

         SECTION 2.1. Effectiveness of Agreement. This Agreement shall become effective upon the occurrence of each of the following conditions (the "Closing Date"):

                  (a) Authorization, Execution and Delivery of the Operative Documents. Subject to the requirements of Section 5.17, each of the Operative Documents shall have been duly authorized, executed and delivered by each of the parties thereto, and shall be in full force and effect. No Default or Event of Default shall exist under any of the Operative Documents to which Lessee is a party (either before or after giving effect to the transactions contemplated by the Operative Documents).

                  (b) Articles of Incorporation, Bylaws, Corporate Resolutions and Certificates of Good Standing. Agent shall have received from each of Lessee and each Guarantor:

                           (i) certificates of existence and good standing
                  issued by the Secretary of State of the State of Minnesota with respect to Lessee and the Secretary of State of the state of its incorporation with respect to each Guarantor, respectively, each dated within thirty Business Days of the Closing Date;

                         (ii) copies of the respective articles of incorporation
                  and by-laws certified to be true and correct by a Responsible Officer of Lessee and each Guarantor, respectively; and

                           (iii) certificates of a Responsible Officer of each of Lessee and each Guarantor certifying as to (A) the resolutions of the Board of Directors duly authorizing the execution, delivery and performance by Lessee and each Guarantor, respectively, of each Operative Document to which they are or will be a party, (B) the incumbency and signature of Persons authorized to execute and deliver such documents and agreements on behalf of Lessee and Guarantor, respectively and (C) the accuracy of all representations and warranties and absence of Defaults.

                  (c) No Material Adverse Effect. Since December 31, 1995, there shall not have occurred any Material Adverse
         Effect.

                  (d) Opinions of Counsel. Agents, Trustee and each Lender shall have received the legal opinions set forth below, each dated as of Closing Date and addressed to Agents, Trustee and each Lender:

                           (i) from Maslon Edelman Borman Brand PLLP, counsel to
                  Lessee, Construction Agent and Guarantors, as to the matters set forth in the form of Exhibit N-1;

                           (ii) from Watkins Ludlam & Stennis, P.A., Mississippi
                  counsel to Lessee, as to the matters set forth in the form of Exhibit N-2;

                           (iii) from Mayer, Brown & Platt, special New York
                  counsel to Agent, as to the matters set forth in the form of Exhibit N-4; and

                           (iv) from Haight, Gardner, Poor & Havens, maritime
                  counsel to Lenders, as to the matters set forth in the form of Exhibit N-5.

                  (e) Environmental Report. Agent shall have received (with copies for Trustee and each Lender) and the Lenders shall have approved
         (i) the existing studies, reports, surveys and analyses in the possession of Lessee with respect to environmental matters relating to the Property and (ii) except as otherwise described on the Disclosure Schedule, the existing Environmental Assessment for the Resort, prepared and certified by the Environmental Engineer, in form and substance satisfactory to the Lenders, certifying that no toxic or hazardous substance, waste, pollutant or contaminant (as those terms are defined or described in federal or Mississippi state laws) are presently stored or contained on, in or under any portion of the Property in violation of Environmental Laws. Together with delivery of such reports, Agent shall have also received a letter from the Environmental Engineer indicating that Agent, Trustee and the Lenders may rely on such report.

                  (f) Financial Statements. Agent shall have received (with copies for Trustee and each Lender) copies of the audited consolidated financial statements of the Parent and its Consolidated Subsidiaries for the last Fiscal Year ended December 31, 1995, together with a statement or certificate from the controller, treasurer or chief financial officer of the Parent to the effect that (i) such financial statements are true, complete and correct, (ii) the financial condition of the Parent and its Consolidated Subsidiaries has not materially adversely changed since the date of such financial statements and (iii) no other event affecting the Parent and its Consolidated Subsidiaries shall have occurred since the date of such financial statements which could reasonably be expected to have a Material Adverse Effect.

                  (g) Indenture. Agent shall have received (with copies for Trustee and each Lender) a true and correct copy of (i) the Indenture,
         (ii) the Notes Completion Guaranty and (iii) the Standby Equity Commitment Agreement, together with all exhibits and schedules and all amendments and modifications to each of the foregoing documents.

                  (h) Levee Board Lease. Agent shall have received (with copies for Trustee and each Lender) a true and correct copy of the Levee Board Lease (with all exhibits and schedules thereto) and of all amendments and modifications thereto.

                  (i) Purchase Order Assignment. Agent shall have received (with copies for Trustee and each Lender) a Purchase Order Assignment, fully executed by Lessee and Lessor.

                  (j) Recordation. Agent shall have received evidence satisfactory to the Lenders that each of the Deeds of Trust on the Trustee's leasehold estate in the Hotel Site and on the Casino Barges in respect of the Equipment, the Ground Lease or a memorandum thereof and the Lease or a memorandum thereof shall have been or are being recorded with the appropriate Governmental Authorities, and the UCC Financing Statements with respect to the Collateral shall have been or are being filed with the appropriate Governmental Authorities.

                  (k) Recognition of Assignment. Agent shall have received executed written instruments satisfactory to Agent, Trustee and the Lenders pursuant to which each of the Architect and the Prime Contractor shall have agreed to perform its obligations under the Construction Documents to which it is a party for the benefit of Trustee and the Lenders, when and if the Trustee and the Lenders shall exercise their rights under the Construction Documents Assignment.

                  (l) Payment of Fees. Trustee and each Lender shall have received payment of all fees (including the Trustee's acceptance fee set forth in a letter agreement between the Bank and Lessee, dated May 10, 1996) which are due and payable on the Closing Date pursuant to this Agreement, the Arranger Fee Letter and the Co-Agents Fee Letter. Arranger shall have received payment of the Arrangement Fee. Arranger shall have received, for the account of each Co- Agent, payment of the Co-Agents Fee. Lessee shall pay all Transaction Costs for which payment has been requested as evidenced by an invoice or other acceptable documentation.

         SECTION 2.2.  Advances.

                  (a) Subject to the terms and conditions hereinafter set forth, and in reliance on the representations and warranties contained herein or made pursuant hereto, upon receipt of an Advance Request, on the Advance Date specified therein, each Lender shall finance a portion of the applicable Advance by making a Loan to the Trustee (in accordance with the Trustee's payment instructions set forth on Schedule III) in an amount in immediately available funds equal to such Lender's Commitment Percentage of the aggregate amount of the Advance being funded on such Advance Date. Notwithstanding any other provision hereof, no Lender shall be permitted or required to fund any Loan to the extent that, after giving effect thereto, the aggregate amount advanced would exceed such Lender's Commitment, or the aggregate original principal amount of all Loans made since the Closing Date would exceed the Commitment Amount. No amounts paid or prepaid with respect to the Loans may be readvanced.

                  (b) Subject to Section 2.2(a), the aggregate amount disbursed by the Lenders through the Trustee hereunder and under the Loan Agreement with respect to each of the categories of Leased Property described below shall not be more than and not less than the amounts set forth opposite such category below:

                                      Maximum                    Minimum
         Category                     Amount                     Amount

         Gaming Equipment             $25,000,000                $20,000,000
         Non-Gaming Equipment         $80,000,000                $70,000,000

         The aggregate amount disbursed with respect to the Hotel Costs shall not exceed the lesser of (i) the Fair Market Sales Value of the Hotel as determined by the Appraisal delivered pursuant to Section 3.3(i) and
         (ii) $30,000,000.

                  (c) Failure of Lender to Fund. If Agent determines that any Lender (a "Defaulting Lender") will not make available the amount (the "Defaulted Amount") which would constitute its portion of the Advance specified in an Advance Request, Agent shall promptly notify each other Lender (each, a "Non-Defaulting Lender") and specify the additional amounts required to be funded by each Non-Defaulting Lender. Each Non-Defaulting Lender, as soon as practical after receipt of notice but not before the Advance Date, shall transfer to Bank, in immediately available funds, its pro rata share of the Defaulted Amount, determined in the same proportion that such Non-Defaulting Lender's Commitment bears to the aggregate Commitments of all Non-Defaulting Lenders; provided that such amount, together with all amounts previously funded by each Non-Defaulting Lender, shall not exceed the Non-Defaulting Lender's Commitment and provided further that if and to the extent that the Defaulted Amount is not funded by the Non-Defaulting Lenders, Agent shall reduce the amount of the Advance Request so that the total Advance specified in the Advance Request equals the aggregate revised fundings for the Advance Date.

                  If the Defaulted Amount cannot be fully funded by the Non-Defaulting Lenders, Agent shall so notify the Non-Defaulting Lenders and give to all Non-Defaulting Lenders the opportunity to increase their respective Commitments by notice in writing to Agent; provided that should the aggregate proposed increased Commitments by one or more Non-Defaulting Lenders exceed the Defaulted Amount, Agent shall increase the Commitments of the participating Non-Defaulting Lenders on a pro-rata basis in accordance with the respective amounts by which such Non-Defaulting Lenders have offered to participate, it being understood that in no event shall the aggregate amount funded by any Lender exceed the amount of such Lender's Commitment, after giving effect to any increase in such Commitment pursuant to this sentence.

         In the event of any funding of all or a portion of the Defaulted Amount by the Non-Defaulting Lenders, the following rules shall apply notwithstanding any other provision in any Operative Document:

                  (i) The Commitment of the Defaulting Lender shall be decreased in an amount equal to the total aggregate increase, if any, in the Commitments of the Non-Defaulting Lenders pursuant to this Section 2.2(c) and the Commitment Percentages of the Lenders shall be revised accordingly;

                  (ii) A Defaulting Lender shall be obligated to fund any Advances occurring after its default based upon its revised Commitment Percentage, if the Commitment Percentages are revised in accordance with the immediately preceding clause (i); and to the extent that the Commitment Percentage of any Defaulting Lender shall not be so revised, Agent may thereafter call upon such Defaulting Lender to fund a share of one or more future Advances in an amount greater than such Defaulting Lender's Commitment Percentage so that the aggregate amount disbursed by such Defaulting Lender shall equal (after giving effect to such Advance or Advances) its Commitment Percentage of the aggregate amount of all Advances then and theretofore made by all Lenders;

                  (iii) A Defaulting Lender shall not have the right to fund its Defaulted Amount without the written consent of the Agents and Lessee and then only to the extent such Defaulted Amount has not been funded by the Non-Defaulting Lenders in a manner that resulted in a decrease in the Defaulting Lender's Commitment Percentage; and

                  (iv) The Defaulting Lender shall not be responsible for any incidental or consequential damages suffered by Lessee or any of Lessee's Affiliates as a result of its failure to so fund.


                  (d) Continuation Notice. Upon a timely request of any Lender, Trustee shall deliver to the Agents and the Lender making such request, not more than five and not less than three Business Days prior to the commencement of each Interest Period an irrevocable written notice confirming that all Loans outstanding at such time (subject to prepayment or partial prepayment as provided in the Operative Documents) shall be continued as LIBO Rate Loans (subject to such rate changing to the Alternate Base Rate as provided in the Operative Documents) at the Interest Rate to be determined by the Agent two Business Days prior to the commencement of the Interest Period.

         SECTION 2.3. Notes. Each amount made available by a Lender pursuant to
Section 2.2 shall be evidenced by one or more Notes issued by the Trustee payable to the order of such Lender in a maximum principal amount equal to such Lender's Commitment and shall be repayable in accordance with the terms of the Loan Agreement.

         SECTION 2.4.  Procedures for Advances; Use of Proceeds.

                  (a) Request. With respect to each funding of an Advance, Lessee shall deliver to Trustee, Agent and the Lenders, not later than 12:00 noon, Gulfport, Mississippi time, three Business Days prior to the proposed Advance Date, an irrevocable written notice substantially in the form of Exhibit I (an "Advance Request"), specifying (i) the proposed Advance Date, (ii) the amount of the Advance requested, which shall be made in an amount not less than $5,000,000, or in the unused amount of the applicable Commitments, (iii) the portion of such Advance to be applied to pay to Persons unaffiliated with Lessee for Hotel Costs and Equipment Costs, including any payments applied towards the purchase price or invoice cost of Systems or other items of Equipment described on Schedule VII hereto, in each case in sufficient detail to identify the types of Hotel Costs, items of Equipment or Systems that are being funded with the proceeds of the Advance, as the case may be, and (iv) the portion of such Advance to be applied to reimburse Lessee or an Affiliate of Lessee for Hotel Costs and Equipment Costs, including progress payments made by such Person on account of Systems or other items of Equipment described on Schedule VII hereto, in each case in sufficient detail to identify the types of Hotel Costs previously paid or the items of Equipment or Systems for which payments have been made.


                  (b) Funding. All amounts to be paid by the Lenders pursuant to
         Section 2.2 shall be paid to the Bank. Upon satisfaction or waiver of each of the applicable conditions set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5 or 3.6, as applicable, the Bank shall make such funds available to the Trustee. On the scheduled Advance Date, upon (i) receipt by Trustee of all amounts to be paid by the Lenders pursuant to
         Section 2.2 and (ii) satisfaction or waiver of each of the applicable conditions set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5 or 3.6, as applicable, (A) Lessor shall purchase, and Lessee, Construction Agent or a vendor shall deliver a bill of sale or deed, as applicable, conveying to Lessor, as collateral security, all of such Person's right, title and interest in the Leased Property described in the Advance Request, and (B) in consideration therefor, Trustee shall deposit, from funds made available by the Lenders pursuant to Section
         2.2 and the Loan Agreement, the amount specified in the Advance Request in immediately available funds remitted by wire transfer to the Account. Deposits in the Account representing proceeds from Advances shall be disbursed in accordance with Section 2.6.

                  (c) Number and Dates of Advances. During the Construction Period, there may not be more than one Advance in any calendar month. No Advances shall be made after March 31, 1997.

                  (d) Termination of Commitments. Notwithstanding anything in this Agreement or any other Operative Document to the contrary, no party hereto shall be obligated to make any Advances after 12:00 noon, Gulfport, Mississippi time, on the Commitment Termination Date, or such earlier date as the Commitments are terminated, and no Advance Date may occur following such dates or when the Commitments are suspended.

                  (e) Use of Proceeds. All Advances shall be used solely for the purpose of funding Equipment Costs and Hotel Costs.

                  (f) Interest Rate. Each determination of an Interest Rate pursuant to any provision of the Loan Agreement shall be conclusive and binding on the Trustee, the Lessee and the Lenders in the absence of manifest error.

         SECTION 2.5. Postponement of Advance. If the Lenders make a Loan requested pursuant to an Advance Request and the conditions precedent to such Advance have not been satisfied on the date specified in the Advance Request, the Lessee shall pay to the Bank, for the benefit of each Lender, interest on the amount funded by each Lender at a rate equal to the Assumed Rate for the period from the date of each such Advance to the date such Advance is returned to such Lender or such Advance Date shall have occurred, less any interest earned by the Bank on behalf of the Lenders by investing such funded amounts. Bank (or its assignee) shall not be required to invest such funds in interest-bearing investments, but Bank (or its assignee) shall upon direction of Lessee (or, if an Event of Default exists, the Required Lenders) invest such funds in Cash Equivalents to the extent it is practicably able to do so. Such interest shall be due and payable by the Lessee upon the occurrence of such Advance Date or upon return of such funds to the Lenders. Such payment of interest shall be an additional condition precedent to such Advance Date. If any Advance Date shall not have occurred by the third Business Day following the proposed Advance Date in respect thereof, then all such interest shall be due and payable on such date, and the Bank shall refund to each Lender all amounts funded by such Lender and all accrued interest allocable to such Lender. No additional Advance Request shall be required if an Advance Date is postponed and thereafter consummated.

         SECTION 2.6. The Account. Trustee shall establish and maintain (or cause to be established and maintained) with Trustee a deposit account (the "Account") in its name in favor of Agent into which (i) proceeds of Loans on each Advance Date shall be remitted upon satisfaction of the applicable provisions of Section 3.1, 3.2, 3.3, 3.4, 3.5 or 3.6 and (ii) amounts expressly required to be deposited by any Operative Document shall be remitted. Lessee is hereby granted a power of attorney to make withdrawals from the Account, so long as on any date of withdrawal no Default or Event of Default exists. Lessee shall apply any monies withdrawn from the Account in accordance with any Advance Request previously delivered (in the case of monies deposited pursuant to clause
(i) above) and in all events in accordance with the Operative Documents. The power of attorney granted in the preceding sentence shall be automatically revoked at any time when a Default or Event of Default exists and shall be automatically reinstated when any such Default or Event of Default is cured or waived by the Required Lenders. Trustee shall not allow the Lessee to make withdrawals from the Account at any time after it is notified a Default or Event of Default exists, either by the Lessee or any Lender, unless and until any such Default or Event of Default is cured or waived pursuant to Section 6.2 of the Loan Agreement and Section 10.2 of the Lease.

         SECTION 2.7. Obligations Several. The obligations of the Lenders hereto or elsewhere in the Operative Documents shall be several and not joint; and, except with respect to Lessee and Guarantors in connection with the Guaranty and the other Operative Documents, no party shall be liable or responsible for the acts or defaults of any other party hereunder or under any other Operative Document.

         SECTION 2.8. Timing of Advances to the Trustee and Payments to the Lenders.

                  (a) Timing of Advances to Trustee. Any Advance Request delivered by the Lessee to the Trustee, Agent and the Lenders later than 12:00 noon, Gulfport, Mississippi time, on any day shall be deemed to have been delivered on the next Business Day. Subject to timely delivery of an Advance Request pursuant to Section 2.4(a) and the other terms and conditions of the Operative Documents, each Lender shall make its Commitment Percentage of the requested Advance available to the Bank by 1:00 p.m., Gulfport, Mississippi time, on the requested Advance Date, and the Bank will deposit any such amounts so received into the Account as soon after receipt as practicable, but not later than 3:00 p.m., Gulfport, Mississippi time, on such Advance Date.

                  (b) Payments to Lenders. So long as there are obligations outstanding under the Operative Documents, Trustee has assigned all payments of Rent to the Agent pursuant to Section 2.1 of the Security Agreement, and Agent has appointed the Bank as its agent to receive such payments of Rent under Section 7.12 of the Loan Agreement. Any payments received by the Agent (or the Bank as agent to the Agent) from or on behalf of the Lessee or Trustee not later than 11:00 a.m., Gulfport, Mississippi time, shall be paid by the Agent (or the Bank) to the Lenders in immediately available funds no later than 2:00 p.m., Gulfport, Mississippi time, on the same day, and any payments received by the Agent (or the Bank) from or on behalf of the Lessee or Trustee or the Construction Agent after 11:00 a.m., Gulfport, Mississippi time, shall be paid by the Agent or the Bank to the Lenders as soon after receipt as practicable, but not later than 11:00 a.m., Gulfport, Mississippi time, on the next succeeding Business Day. Rent and all other payments due to Trustee, Agent or any Lender under the Operative Documents shall be paid in immediately available funds, at its respective office specified in Schedule III or at such other office as it may from time to time specify to the Trustee, Agent and Lessee in a notice pursuant hereto. All such payments shall be received by the Trustee (in its individual or trust capacity), the Agent or such Lender, as applicable, not later than 11:00 a.m., Gulfport, Mississippi time, on the date due. Funds received after such time shall for all purposes of the Operative Documents be deemed to have been received on the next succeeding Business Day.

                  (c) Agency. So long as the Notes remain outstanding, Rent shall be paid by Lessee to the Bank as agent for the Agent and as Trustee's assignee under the Operative Documents.

         SECTION 2.9. Lenders' Instructions to Agent. By making its Advance pursuant to Section 2.2, each Lender agrees that such act shall constitute, without further act, (i) evidence that the applicable conditions precedent set forth in Article III have been satisfied or waived; provided that any Lender's failure to raise the issue of noncompliance with respect to any such condition as to any third party shall not be deemed to be a waiver of such condition unless such Lender shall have acknowledged such waiver in writing, (ii) authorization and direction by such Lender to Agent to make a Loan pursuant to
Section 2.3 of the Loan Agreement, (iii) authorization and direction by such Lender to Bank (as agent for the Agent) to deposit the amount so loaned into the Account in reliance upon the Lessee's certificate delivered pursuant to Section 3.2(j) confirming that all conditions precedent to the relevant Advance have been satisfied and (iv) authorization and direction to Trustee to permit Lessee to withdraw funds from the Account, subject to Sections 2.4 and 2.6. Bank and each Lender agree that any monies advanced to Bank prior to deposit into the Account shall be returned to a Lender if such Lender so requests.

         SECTION 2.10.  Computations.

                  (a) Determination of the Interest Rate. All computations of accrued amounts pursuant to the Operative Documents shall be made on the basis of actual number of days elapsed in a 360-day year or, in the case of the Alternate Base Rate or commitment fee, on the basis of actual number of days elapsed in a 365-day or 366-day year.

                  (b) Dollars. All payments required to be made by the Lessee, the Trustee, or the Agent, including any Advance or payment of Rent, shall be made only in Dollars in immediately available funds.

         SECTION 2.11. Commitment Fee. Lessee shall pay to the Agent, for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Lessee's inability to satisfy any condition of Article III) commencing on the Closing Date and continuing through the Commitment Termination Date, a nonrefundable, fully- earned commitment fee (the "Commitment Fee") at the Applicable Commitment Fee Rate on the average daily unused portion of each such Lender's Commitment during such period, payable quarterly in arrears on the last Business Day of each calendar quarter and on the Commitment Termination Date.

         SECTION 2.12. Fees. Lessee shall pay to the Agent, for the account of each Lender, a nonrefundable upfront fee in an amount equal to the fee set forth opposite such Lender's name on Schedule II, payable upon the Closing Date. Lessee shall pay to Agent, for the account of each Co-Agent, the Co-Agents Fee.

         SECTION 2.13. Legal and Tax Representation. Lessee acknowledges and agrees that neither Agent, Arranger, Trustee, Bank nor any Lender has made any representation or warranty concerning the tax, accounting or legal characteristics of the Lease or any of the other Operative Documents, and that Lessee has obtained and relied on such tax, accounting and legal advice regarding the Lease and the other Operative Documents as it deems appropriate. Each of Trustee and each Lender acknowledges and agrees that it has obtained and relied on the Operative Documents and the various items delivered in connection therewith, and on such tax, accounting and legal advice regarding the Lease and the other Operative Documents as it deems appropriate.

         SECTION 2.14. Replacement of Equipment. Trustee and Agent shall release from the lien of the Security Documents and the Lease items of Equipment which Lessee has elected to replace under Sections 7.3 or 9.1 of the Lease, upon satisfaction by Lessee of the conditions contained in Section 9.1(b) of the Lease.


                                   ARTICLE III

                                  CONDITIONS TO
                             ADVANCES AND COMPLETION

         SECTION 3.1. Initial Advance Date. The obligation of the Trustee and each Lender to perform their respective obligations on the Initial Advance Date shall be subject to the fulfillment to the satisfaction of, or the waiver in writing by, each Lender of the conditions precedent set forth in this Section
3.1 on or before the Initial Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance).

                  (a) Filings and Recordings. All filings, registrations and recordings set forth on Schedule IV shall have been made in the appropriate places or offices and all fees and taxes with respect to any recordings, filings or registrations made pursuant to this Section 3.1(a) shall have been paid in full, and satisfactory evidence thereof shall have been delivered to Trustee and Agent, or arrangements for such payment shall have been made to the satisfaction of Trustee and the Agents.

                  (b) Searches. Agent shall have received a report, as of a current date, prepared by a search company reasonably satisfactory to the Agents, of judgment liens, tax liens, Uniform Commercial Code filings and other encumbrances of record with respect to Lessee, the Hotel Site and the Leased Property with the applicable filing offices in the States of Minnesota and Mississippi, and such report shall show no Liens other than Permitted Liens or Liens with respect to which a release has been filed subsequent to the date of such report.

                  (c) Insurance. Agent shall have received (with copies for Trustee and each Lender) evidence of each of the insurance policies required to be maintained pursuant to the Lease, setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage, accompanied by affidavits, certificates, paid bills or other documents evidencing that all premium payments are current.

                  (d) Governmental Approvals, Permits, Consents, etc. Agent shall have received copies of all material permits, approvals or consents by all Governmental Authorities required for the construction, use and operation of the Hotel and the transactions provided for in this Agreement which can be obtained as of the Initial Advance Date, together with all supporting documents and materials reasonably requested by the Agent, the Trustee or any Lender, including a copy of each order or license issued by a Gaming Authority and a Liquor Authority, as then available or required by Applicable Law, evidencing approval of the Lessee as the licensed operator of the Casino and the Hotel and a copy of the letter or other evidence that the Parent has been registered as the publicly traded holding company of the Lessee.

                  (e) Partial Release of Indenture Lien. Agent shall have received a fully-executed release of lien in recordable form relating to any and all deeds of trust or other instruments executed with respect to the Indenture affecting the Hotel Site, the Hotel and the items of Equipment identified on Schedule VII hereto, together with executed copies of Uniform Commercial Code partial release statements (Form UCC-3) sufficient to release the Hotel Site, the Hotel and the items of Equipment identified on Schedule VII hereto and evidence of the filing of such releases.

         SECTION 3.2. Conditions Precedent to All Advances. In addition to the conditions precedent set forth in Section 3.3 and Section 3.6 of this Agreement, the obligation of each Lender hereunder on any Advance Date shall be subject to the fulfillment to the satisfaction of, or the waiver in writing by, each Lender (or by the Agents) of the conditions precedent (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the Agents) set forth in this Section 3.2 on or prior to such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                  (a) Advance Request. With respect to any Advance, Agent, Trustee and each Lender shall have received, at least three Business Days before each Advance Date, a fully executed Advance Request duly executed by Lessee in accordance with Section 2.4(a). Each of the delivery of an Advance Request and the acceptance by Lessee of the proceeds of such Advance shall constitute a representation and warranty by the Lessee that on the date of such Advance (both immediately before and after giving effect to such Advance and the application of the proceeds thereof) the statements made in Section 2.2(b), Section 3.2(b) and in such Advance Request, are true and correct.

                  (b) Accuracy of Representations and Warranties, No Default, etc. On the applicable Advance Date, the following statements shall be true and correct:

                           (i) All of the representations and warranties of
                  Lessee, Trustee and each Guarantor contained herein and in each of the other Operative Documents are true and correct in all material respects on and as of such Advance Date as though made on and as of that date, except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

                             (ii)  No Event of Default exists; and

                             (iii) Except as set forth in the Disclosure
                  Schedule, no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Lessee and/or the Parent, threatened against the Lessee and/or the Parent or any other Guarantor which might have a Material Adverse Effect.

                  (c) Officer's Certificate of the Parent. Agent shall have received (with copies for Trustee and each Lender) a certificate of a Responsible Officer of Parent with respect to Parent and each Subsidiary of Parent which is a Guarantor, substantially in the form of Exhibit U, stating that all of the representations and warranties of such Person contained herein and in each of the other Operative Documents are true and correct on and as of such Advance Date in all material respects as though made on and as of that date, except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (d) Gaming Permits. Lessee and Parent shall have obtained all Gaming Permits as required for or in connection with the conduct of its gaming business and the conduct of games of chance, each as conducted as of the date of such Advance, at the Casino and such Gaming Permits shall not then be suspended, enjoined or prohibited (for any length of time) by any Gaming Authority or any other Governmental Authority.

                  (e) Liquor Permits. Lessee and Parent shall have obtained all Liquor Permits as required for or in connection with the operation and use of the Casino and the Hotel, each as operated and used as of the date of such Advance, and the Liquor Permits shall not then be suspended, enjoined or prohibited (for any length of time) by any Governmental Authority having or asserting jurisdiction over the Casino and/or the Hotel.

                  (f) Taxes. All Taxes other than Charges due and payable by Lessee on or prior to such Advance Date in connection with the execution, delivery, recording and filing of any of the Operative Documents, in connection with the filing of any of the financing statements or in connection with the consummation of any of the transactions contemplated hereby or by the Operative Documents shall have been paid in full.

                  (g) Further Assurances, etc. Agents shall have received such other and further instruments, duly executed, acknowledged (if appropriate) and delivered, as Agents reasonably shall have requested in connection with each Advance and this Agreement.

                  (h) Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Lessee and Parent shall be satisfactory in form and substance to Agents and their counsel; Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as Agent or its counsel may reasonably request.

                  (i) Litigation. No law or regulation shall prohibit, and no order, judgement or decree of any Governmental Authority shall, and no action or proceeding shall be pending or threatened which in the reasonable judgement of the Agent would or might, enjoin, prohibit, limit or restrain the making of the initial Advance.

                  (j) Officer's Certificate of Lessee. Agents, Trustee and each Lender shall have received a certificate of a Responsible Officer of Lessee, substantially in the form of Exhibit X, confirming the satisfaction of, or the waiver in writing by, each Lender (or by the Agents) of the applicable conditions precedent to the relevant Advance on or prior to such Advance Date.

         SECTION 3.3. Conditions to the Initial Advance for Hotel Costs. In addition to the conditions precedent set forth in Section 3.1, Section 3.2 and
Section 3.4 of this Agreement, the obligation of each Lender hereunder to make the initial Advance for the payment of Hotel Costs shall be subject to the fulfillment to the satisfaction of, or the waiver in writing by, each Lender (or by Agents) of the conditions precedent (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the Agents) set forth in this Section 3.3 on or prior to such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                  (a) Contracts. Agent shall have received true copies of the Prime Construction Contract and the Architect's Agreement, which agreements shall be (i) in form and substance acceptable to Agents,
         (ii) in full force and effect, and (iii) free from material default by the parties thereto and the Lessee shall so certify to the Agents.

                  (b) Survey. Agent shall have received a boundary and location survey of the Land, dated November 15, 1995, recertified to the Agent and the Trustee and a current boundary and location survey of the Hotel Site thereon, each dated not earlier than thirty (30) days prior to the date of the initial Advance, prepared in accordance with the current Minimum Standard Detail Requirements for Land Title Surveys, as adopted by the American Land Title Association and American Congress on Surveying and Mapping in 1992, which shall (i) be certified to Agents, Trustee, Lessee, and the Title Insurance Company by a surveyor or engineer licensed by the State of Mississippi, (ii) be satisfactory in all respects to Agents and their counsel and to the Title Insurance Company, (iii) show the Hotel Site to be free of encroachments, overlaps, and other survey defects unless otherwise approved by the Agents in writing, (iv) show the courses and distances of the lot lines for the Hotel Site, (v) show that all existing improvements are located within said lot and building lines, and (vi) show the location of all above and below ground easements, proposed improvements, appurtenances, rights-of-way, water rights and ingress and egress, by reference to book and page numbers and/or filed map reference. Such survey shall include a certification by the surveyor that the Hotel Site is not located in an area designated by the Secretary of Housing and Urban Development as a special flood area.

                  (c) Title Insurance Policy. Agent shall have received (with copies for Agents, Trustee and each Lender) a mortgagee's construction loan title insurance policy in favor of Agent as the agent for the Lenders and the Trustee, in an amount equal to $37,000,000, which policy shall contain customary pending disbursement provisions and which shall otherwise be in form and substance and issued by the Title Insurance Company satisfactory to Agents, with respect to the Hotel Site, insuring that title to the Hotel Site is marketable and that the interests created by the Deed of Trust relating to the Hotel Site and the Lease constitute valid first Liens on the Hotel Site and the leasehold interest free and clear of all defects and encumbrances unless otherwise approved by Agents and its counsel in writing. Such policy shall also include a comprehensive endorsement, variable rate endorsement, access and utilities endorsements, a mechanic's lien endorsement, an environmental and zoning endorsement (which shall insure that the contemplated use of the Hotel by Lessee will comply in all material respects with all applicable zoning and land use laws), an endorsement protecting against forfeiture or reversion due to covenants, restrictions or encroachments, last-dollar endorsement and such other endorsements as Agents shall request. All premiums, title examination, survey, departmental violations, judgment and Uniform Commercial Code search charges and other charges and fees shall have been paid in full and the Agent shall have received satisfactory evidence of such payment. For purposes of reinsurance, the share of liability assumed by each such company shall be satisfactory to Agents.

                  (d) Leases. Agent shall have received certified true and complete copies, and approved the form and substance, of each of the leases, licenses, occupancy and use agreements, concessions and other arrangements, oral or written, entered into as of the date of such Advance whereby any Person agrees to pay money or any other consideration for the use, possession or occupancy of the Hotel or any portion thereof, and, in addition, shall have received such subordination agreements, subordination, non-disturbance and attornment agreements, estoppel certificates, and other instruments as Agent may request.

                  (e) Architect's Statement of Professional Opinion. Agent shall have received (with copies for Agents, Trustee, and each Lender) a statement of professional opinion from Architect, substantially in the form of Exhibit O, stating that upon completion of the Hotel in accordance with the Plans and Specifications, the Hotel will comply in all material respects with the applicable design and building codes of Tunica County, Mississippi.

                  (f) Plans and Specifications, Construction Contracts, Architect's Agreements, etc. Agent shall have received (i) detailed Plans and Specifications for the Hotel which have been signed by Construction Agent and the Architect which shall show the design of a first-class Hotel which can accommodate at least 575 rooms, with sufficient parking therefor pursuant to applicable zoning regulations, and (ii) a detailed construction schedule for the Hotel (the "Hotel Schedule"), together with a detailed breakdown of the estimated costs of constructing the Hotel (the "Hotel Cost Analysis").

                  (g) Evidence of Availability of Utilities. Agent shall have received evidence in form and substance satisfactory to the Agents of the availability of water, sewer, electric, gas and telephone service to the Hotel adequate for the use and occupancy of the Hotel Site for its intended purpose.

                  (h) Building Permits. All building permits required by any Governmental Authority in connection with the then current phase of construction for which the applicable Advance is being made shall have been obtained.

                  (i) Appraisal. Agent shall have received (with copies for Trustee and each Lender) and the Lenders shall have approved an appraisal report with respect to the Hotel on an as-built basis in accordance with the Plans and Specifications, prepared by a qualified appraiser satisfactory to the Lenders in compliance with the requirements of FIRREA establishing the aggregate Fair Market Sales Value of the Hotel as of the Completion Date. Such appraisal shall be prepared at the cost and expense of Lessee.

                  (j) Environmental Reports. Agent shall have received (with copies for Trustee and each Lender) and the Lender shall have approved an update of the Environmental Assessment as it relates to the Hotel and the Hotel Site delivered pursuant to Section 2.1(e) addressed to the Agent, the Trustee and the Lenders. Such update shall include a statement by the Environmental Engineer (1) more clearly identifying the location of certain above-ground storage tanks, (2) detailing the Environmental Engineer's recommendations, if any, for remediation with respect to such above-ground storage tanks and (3) if remediation is recommended, describing the nature and scope of the remediation procedures.

         SECTION 3.4. Conditions to all Advances for Hotel Costs. In addition to the conditions precedent set forth in Section 3.1, Section 3.2 and Section 3.3 of this Agreement, the obligation of each Lender hereunder to make any Advance for the payment of Hotel Costs shall be subject to the fulfillment to the satisfaction of, or the waiver in writing by, each Lender (or by the Agents) of the conditions precedent (including, with respect to writings, such writings being in form and substance reasonably satisfactory to Agent) set forth in this
Section 3.4 on or prior to such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance):

                  (a) Construction Certificate. With respect to the Hotel Costs to be paid or reimbursed using the proceeds of such Advance, Agent shall have received, at least three (3) Business Days prior to the applicable Advance Date, a certificate, dated the date of such Advance, substantially in the form of Exhibit V, from Construction Agent (i) to the effect that the Hotel has, as of the date of such certificate, been constructed in accordance with the Plans and Specifications (as amended in conformity with Section 2.4(c) of the Construction Agency Agreement), and that the contemplated use thereof by the Lessee will comply with all Requirements of Law, (ii) to the effect that an amount not less than the requested amount of such Advance is then due in respect of Hotel Costs, which amount has not been included in any previous certificate delivered hereunder, (iii) specifies in reasonable detail the Hotel Costs to which such Advance relates, and (iv) as to such other matters as Agents may reasonably request.

                  (b) Title Insurance Policy Endorsement. Agent shall have received on the applicable Advance Date, a date-down endorsement, dated the date of such Advance, to the title insurance policy delivered by the Title Insurance Company pursuant to Section 3.3(c) (or such other evidence of the lack of recorded and unrecorded mechanics' liens affecting (or inchoate rights thereto which could affect) the Hotel Site as Agents shall request). Upon each Advance, such title policy shall protect the Lenders through the date of such Advance against mechanics' lien Claims for all Advances with respect to the Hotel up to and including the date of such Advance.

                  (c) Cost of Completion. Agent shall have received and approved a certificate from the Prime Contractor, substantially in the form of Exhibit P, certifying the estimated cost of completing the Hotel pursuant to the Plans and Specifications and evidencing that such estimated cost does not then exceed the Available Commitments allocable to the Hotel under Section 2.2(b).

                  (d) Certificate of Acceptance. Lessee shall have delivered to Agent a fully-executed Certificate of Acceptance substantially in the form of Exhibit K with respect to each portion of the Hotel identified in an Advance Request.

         SECTION 3.5. Deliveries with Respect to the Advances for Hotel Costs After a Default. If Agents, at the direction of the Lenders, elect to make any Advance for the payment of Hotel Costs during the existence of a Default or an Event of Default, Lessee, in addition to the conditions precedent set forth in
Section 3.1, Section 3.2 and Section 3.4 of this Agreement, shall deliver the following items with respect to each such Advance:

                  (a) Construction Certificate. In addition to the certificate delivered by Construction Agent pursuant to Section 3.4(a), Agent shall have received, at least three (3) Business Days prior to the applicable Advance Date, a certificate, dated the date of such Advance, from Construction Agent (i) to the effect that the Available Commitments allocable to the Hotel pursuant to Section 2.2(b) are adequate to pay for all Hotel Costs yet to be paid for to complete the Hotel, and (ii) the progress of the construction is such that completion of the Hotel can occur on or prior to the Construction Termination Date (and specifying the stage and percentage of completion which has been achieved by each of the various trades engaged in the construction of the Hotel), and the amount of such Advance is not greater than the actual value of the materials incorporated into the Hotel and the work and labor performed in connection therewith.

                  (b) In Balance; Deposit of Additional Funds. If the Lenders and/or Inspecting Engineer shall determine in their sole discretion at the time that the costs to complete the Hotel are greater than the amount of the Available Commitments allocable to the Hotel, Lessee shall deposit all funds with Trustee necessary to remove any such deficiency within ten (10) days of receipt of notice from Agent. Any such funds not used by Lessee to pay the costs of completing construction of the Hotel shall be held by Trustee in the Account until no Event of Default or Default exists.

                  (c) Inspecting Engineer Approvals and Report. The independent firm of professional engineers or consulting architects approved by Agents (the "Inspecting Engineer") shall have received and approved in its sole discretion (i) all detailed Plans and Specifications (together with all Change Orders) for the Hotel, (ii) confirmation that the Hotel
         Schedule is accurate and complete, a detailed breakdown of the estimated costs of completing the Hotel, and (iii) each subcontract (involving an expenditure of $1,000,000 or more) relating to work to be performed and materials to be supplied in connection with the Hotel. Agents shall have received a report satisfactory to Agent in their sole discretion prepared by Inspecting Engineer with respect to the Hotel Site and the Hotel and all relevant aspects thereof and other satisfactory evidence, in Agents' reasonable discretion, that the Hotel can be completed in accordance with the costs set forth in the Hotel Cost Analysis pursuant to the Hotel Schedule and when completed in accordance with the Plans and Specifications, will comply in all respects with all applicable Requirements of Law and insurance requirements and that all structural elements and other systems and components of the facilities will be in good working order and condition, free from any latent or patent defects and conditions requiring extraordinary maintenance or remedial action.

                  (d) Contracts. Agent shall have received a complete list and summary (including the parties, term, general subject matter, compensation and cancellation terms), together with certified true copies of all Primary Construction Contracts necessary or appropriate as of such date for the construction of the work in respect of the Hotel, which Primary Construction Contracts shall be (i) in form and substance acceptable to Agents, (ii) in full force and effect, and
         (iii) free from material default by the parties thereto (or if not, specifying the material defaults thereunder) and the Lessee shall so certify to Agents.

                  (e) Architect's Statement of Professional Opinion. Agent shall have received (with copies for Agents, Trustee, and each Lender) a statement of professional opinion from Architect, in form and scope satisfactory to Agents stating that (i) the contemplated use of the Hotel by Lessee will comply in all material respects with the applicable design and building codes of Tunica County, Mississippi and
         (ii) the Hotel is being improved in a good and workmanlike manner and in accordance with the Plans and Specifications and applicable design and building codes of Tunica County, Mississippi.

                  (f) Cost of Completion. Agent shall have received a certificate from Prime Contractor approved by Inspecting Engineer, in form and scope satisfactory to Agents, certifying that (i) after giving effect to the applicable Advance and, if required, the deposits made by Lessee pursuant to Section 3.5(b), the estimated as yet unpaid cost of completing the Hotel pursuant to the Plans and Specifications and such estimated cost shall not exceed the Available Commitments allocable to the Hotel under Section 2.2(b) and (ii) the estimated completion date for construction of the Hotel and that such estimation is in accordance with the Hotel Schedule.

                  (g) Change Orders. Inspecting Engineer shall have received all Change Orders to the Plans and Specifications requested during the existence of a Default or Event of Default and Agents shall have approved and consented to each such Change Order (or any number of related Change Orders) the result of which is to increase or decrease the cost of the Hotel by $500,000 or more or otherwise have a material adverse effect on the scope or quality of the Hotel, issued from the date of the last Advance.

                  (h) Contractor Receipts. On or prior to the date of such Advance, Agent shall have received (i) receipts with respect to any invoice which is the subject of such Advance and which is in excess of $50,000 from Prime Contractor and all subcontractors engaged in the construction of the Hotel evidencing that all sums previously advanced for Hotel Costs have been expended for such Hotel Costs and that no further amounts are owing with respect to such previously invoiced Hotel Costs and (ii) copies of all documents required to be submitted by the Prime Contractor or Lessee as of such date pursuant to the terms of the Construction Contracts have been submitted.

         SECTION 3.6. Conditions to Advances for Equipment Costs. The obligation of each Lender to perform its obligations on any Advance Date for the payment of costs associated with any item of Equipment shall be subject to the fulfillment to the satisfaction of each Lender (including, with respect to writings, such writings being in form and substance reasonably satisfactory to, or the waiver in writing by, Agents) of the conditions precedent set forth in this Section 3.6 (in addition to the conditions precedent set forth in Section 3.1 and Section 3.2) on or prior to such Advance Date (except that the obligation of any party hereto shall not be subject to such party's own performance or compliance).

                  (a) Bill of Sale. Lessee shall have delivered to Agent a fully-executed Bill of Sale substantially in the form of Exhibit J with respect to the items of Equipment identified in an Advance Request.

                  (b) Certificates of Acceptance. Lessee shall have delivered to Agent a fully-executed Certificate of Acceptance substantially in the form of Exhibit K with respect to each item of Equipment or completed System identified in such Advance Request (it being understood that no Certificate of Acceptance shall be required for any System prior to the earlier of the System being placed in service or payment in full of the purchase price therefor).

                  (c) Third Party Approvals. To the extent not previously delivered all third party approvals necessary in the reasonable opinion of Agents for the operation and use of the Equipment and for Lessee to perform its obligations with respect to the applicable Lease Supplement shall have been obtained.

                  (d) Financing Statements. To the extent not previously filed, Agent shall have received acknowledgment copies of properly filed UCC Financing Statements (Form UCC-1), dated a date reasonably near to the Advance Date, or such other evidence of filing as may be acceptable to Agent, naming Lessee as the debtor and Trustee as the secured party, and assigning to Agent, for the benefit of the Lenders, all of Trustee's interest in the Collateral, and any other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of Agent, desirable to perfect the security interest of Agent pursuant to the Security Documents.

                  (e) Additional Items. Agents and each Lender shall have received such other documents as they may reasonably request and which are consistent with the terms hereof including any third party approvals.

                  (f) Equipment Costs. In respect of any funding of any System, Agent shall have received an Application and Certificate for payment AIA Document G702 with attached continuation sheet AIA Document G703 executed by a Responsible Officer of Lessee and the Prime Contractor.

         SECTION 3.7. Conditions to Completion Date of Hotel. The date upon which the Hotel shall be deemed to have been constructed and completed pursuant to the Construction Agency Agreement (the "Completion Date") shall be deemed to have occurred upon the date that each of the following conditions has been satisfied:

                  (a) Construction Agent shall have delivered to Agent an AIA Certificate of Completion, signed by the Architect, Prime Contractor and Construction Agent, evidencing that the construction of the Hotel shall have been completed substantially in accordance with the Construction Contract, the Plans and Specifications and Change Orders and applicable design and building codes of Tunica County, Mississippi.

                  (b) Construction Agent shall have delivered to Agent a Certificate of Acceptance, or if construction of the Hotel is not completed under the Construction Contract, then other comparable certificates reasonably satisfactory to Trustee, Agents and the Lenders.

                  (c) Construction Agent shall have furnished to Trustee and Agent a certificate from a Responsible Officer of Construction Agent which will indicate that it is made in favor of and for the benefit of Trustee, Agent and each of the Lenders certifying, representing and warranting that:

                             (i) the Hotel has been constructed and installed on
                  the Hotel Site in accordance with the Plans and Specifications (as amended in accordance with Section 2.4(c) of the Construction Agency Agreement) and the Primary Construction Contract;

                             (ii) the Hotel is in compliance with all Applicable
                  Laws, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect on Lessee;

                             (iii) the representations and warranties with
                  respect to the Hotel set forth at Sections 4.1(x), 4.1(y), 4.1(z) and 4.1(aa) through (jj) are true and correct as of the date of such certificate;

                             (iv) all amounts then due or owing to third parties
                  for the construction of the Hotel have been paid in full and the Construction Agent has made adequate reserves for any contingent obligations arising out of the construction of the Hotel); and

                             (v) Trustee has good and marketable title to the
                  Hotel free and clear of all Liens, other than Permitted Liens.

                  (d) Agent shall have received (a) a final "as built" survey showing the completed Hotel which shall be reasonably satisfactory to the Lenders and (b) final Plans and Specifications and as-built mechanical drawings of underground site work and of interior utility and other building systems.

         SECTION 3.8.  Amortization Schedule.

                  (a) Schedule VI sets forth four separate Group Amortization Schedules. Mandatory principal payments are required on each Scheduled Payment Date in an amount equal to the sum of the principal maturities due on such date on each Group Amortization Schedule, plus any other amounts due on such date under Section 3.8(b). The amount of a principal payment due on any Scheduled Payment Date in respect of a Group Amortization Schedule is the product of (u) the percentage set forth opposite each Scheduled Payment Date on the Group Amortization Schedule and (v) the Specific Advances relating to the Group Amortization Schedule as calculated immediately before the Initial Principal Payment Date (subject to Section 3.8(b) below). Each Note or Notes evidencing a Lender's Commitment will reflect mandatory principal amortization equal to the product of (w) such Lender's Commitment Percentage and (x) the aggregate amount payable to the Lenders on such Payment Date pursuant to the preceding sentence.

                  (b) Should there occur one or more Advances in respect of the Loans on or after the Initial Principal Payment Date, each such Advance shall be amortized as follows: each Specific Advance made on or after the Initial Principal Payment Date shall be amortized in level principal payments to the Specific Balloon Amount over the Base Period of the Lease Supplement for which the Specific Advance was made, commencing on the first Scheduled Payment Date and each Scheduled Payment Date thereafter until the end of the related Base Period. For example, Hotel Advances made on or after the Initial Principal Payment Date will commence amortization on the first Scheduled Payment Date after the date of such Advance occurring during the Base Period for the Lease Supplement related to the Hotel.



                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.1. Representations and Warranties of Lessee, Construction Agent and Guarantors. Lessee, Construction Agent and each Guarantor jointly and severally represent and warrant to each of the other parties hereto as follows:

                  (a) Due Organization, etc. Lessee, Construction Agent and Guarantors are corporations duly organized, validly existing and in good standing under the laws of the State of Minnesota and are duly qualified or licensed and in good standing as foreign corporations authorized to do business in all jurisdictions where failure to so qualify could reasonably be expected to have a Material Adverse Effect, and each has the requisite power and authority to execute, deliver and perform its respective obligations under each of the Operative Documents to which it is a party and each other agreement, instrument and document executed and delivered by it on each Advance Date in connection with or as contemplated by each such Operative Document. The "principal place of business" and "chief executive office" (as such terms are used in Section 9-103(3) of the UCC) of the Lessee, Construction Agent, and each Guarantor is located at 13705 First Avenue North; Plymouth, Minnesota 55441.

                  (b) Authorization; No Conflict; No Approvals, Etc. The execution and delivery by each of the Lessee, the Construction Agent and the Guarantors of each of the Operative Documents to which it is a party, and the performance by each such Person of its respective obligations under such Operative Documents, have been duly authorized by all necessary corporate action (including any necessary stockholder action) on its part, and do not and will not: (i) contravene any Applicable Laws currently in effect applicable to or binding on it or the Leased Property; (ii) violate any provision of its respective charter or bylaws; (iii) result in a breach of or constitute a default under (with or without the giving of notice or lapse of time or both) any indenture, mortgage, deed of trust, lease, loan or credit agreement, or any other agreement or instrument to which the Lessee, the Construction Agent or the Guarantors is a party or by which the Lessee, the Construction Agent or the Guarantors or their respective properties may be bound or affected, except for such breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect; or (iv) require any Governmental Approval by any Governmental Authority, except for (x) the filings and recordings listed on Schedule IV to perfect the rights of the Trustee, the Lenders and the Agent intended to be created by the Operative Documents and (y) the required licenses and approvals listed on Schedule V; and neither the Lessee, the Construction Agent nor the Guarantors is in default under or in violation of its respective charters or bylaws.

                  (c) Enforceability. Each Operative Document to which the Lessee, the Construction Agent or any Guarantor is a party constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) Litigation. Except as set forth on Schedule VIII, there is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Lessee, the Construction Agent or any Guarantor, threatened against such Person or the Leased Property or before any Governmental Authority (i) which challenges the validity of the Operative Documents to which such Person is a party or any action taken or to be taken pursuant to the Operative Documents to which such Person is a party, or (ii) which if adversely determined would have, individually or in the aggregate, a Material Adverse Effect.

                  (e) Ownership. Parent has sole beneficial and record ownership, directly or indirectly, of 100% of the issued and outstanding capital stock of each of the Lessee, the Construction Agent and each other Guarantor. Except as set forth on the Schedule VIII, there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other arrangements or commitments of any nature relating to any capital stock of the Lessee, the Construction Agent or any other Guarantor.

                  (f) Financial Statements. The audited consolidated financial statements of the Parent and its Consolidated Subsidiaries for the Fiscal Year ended December 31, 1995 fairly present the financial condition of the Parent and its Consolidated Subsidiaries on such date, and the results of its consolidated operations for the period then ended, and there has been no Material Adverse Effect with respect to the Parent and its Consolidated Subsidiaries since such date.

                  (g) No Other Agreements. Neither the Lessee, the Construction Agent nor any Guarantor is a party to any agreement to sell any interest in the Leased Property or the Hotel Site or any portion thereof, whether under construction pursuant to the Construction Agency Agreement or subject to the Lease (except as otherwise contemplated in the Operative Documents).

                  (h) Compliance With Law. With respect to the Leased Property and the operation of the Hotel, the Lessee, the Construction Agent and the Guarantors have at all times complied and is in compliance with all Applicable Laws, except for any violations which, individually or in the aggregate, would not have a Material Adverse Effect.

                  (i) Investment Company Act. Neither Lessee, Construction Agent nor any Guarantor is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  (j) Public Utility Holding Company. Neither Lessee, Construction Agent nor any Guarantor is subject to regulation as a "holding company," an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (k) Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has
         (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment due any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. No Plan Termination Event has occurred with respect to any Plan or Multiemployer Plan. No member of the ERISA Group has any knowledge of any event that could result in a liability of any such member to the PBGC, whether under a Plan, a Multiemployer Plan or otherwise. There have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances that would cause the lien provided under Section 4068 of ERISA to attach to the material assets of the Lessee or its ERISA Affiliates. The value of the Plans' benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Agreement. No "Prohibited Transaction" within the meaning of Section 406 of ERISA exists or will exist upon the execution and delivery of this Agreement or any Operative Document with respect to any Plan or Benefit Arrangement.

                  (l) Environmental Matters. (i) There are no conditions existing currently which would be likely to subject the Trustee, the Agent, the Lenders or the Lessee, the Construction Agent or any Guarantor to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or assertions thereof, or which require or are likely to require cleanup, removal, remedial action or other response at or with respect to the Leased Property or the Land pursuant to Environmental Laws; (ii) neither the Lessee, the Construction Agent nor any Guarantor is a party to any litigation or administrative proceeding for which it has received service of process or other similar notification, and to the knowledge of the Lessee, the Construction Agent and any Guarantor, any litigation or administrative proceeding threatened against any of them, which asserts or alleges that the Lessee, the Construction Agent or any Guarantor, the Leased Property or the Project has violated or is violating Environmental Laws with respect to the Leased Property or the Project or that the Lessee, the Construction Agent or any Guarantor is required to clean up, remove or take any remedial or other responsive action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Materials at or from the Leased Property, or the Project; (iii) neither the Lessee, the Construction Agent nor any Guarantor is subject to any judgment, decree or order or citation arising out of Environmental Laws which relates to the Leased Property or the Land (or any interest therein); and (iv) neither the Lessee, the Construction Agent nor any Guarantor has been named or listed as a potentially responsible party by any governmental body in a manner arising under any Environmental Laws with respect to or which affects the Leased Property, the Hotel or the Project.

                  (m) Subjection to Government Regulation. Except in the case of the ownership of, or the holding of an interest in, the Leased Property following the exercise of remedies under the Lease, no Agent or Lender will become subject to ongoing regulation of its operations by a Governmental Authority (excluding foreign Governmental Authorities) solely by reason of entering into the Operative Documents or the consummation of the transactions contemplated thereby; provided, however, that the Mississippi Gaming Commission may at any time require the Trustee, any Agent or any Lender to file an application, at Lessee's expense, for a finding of suitability to be affiliated with the Lessee. The exercise of remedies by the Trustee, any Agent or any Lender under any of the Operative Documents with respect to the Collateral will not require the approval of or filing with any Gaming Authority except as otherwise disclosed on Schedule V hereto.

                  (n) Securities Act. Neither the Lessee nor anyone authorized to act on its behalf has, directly or indirectly, offered or sold any interest in the Notes, the Leased Property, the Lease or any of the Operative Documents in violation of Section 5 of the Securities Act or any state securities laws.

                  (o) Federal Reserve Regulations. Neither the Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board). No part of any Advance will be used directly or indirectly for the purpose of purchasing or carrying any such margin stock, to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any other purpose violative of or inconsistent with any of the provisions of Regulation G, T, U or X of the Board.

                  (p) Taxes. Lessee, Construction Agent and the Guarantors have filed all tax returns and reports required by law to have been filed by each of them and have paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on their books.

                  (q) Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Lessee, the Construction Agent and any Guarantor in writing to the Agent, the Trustee and the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Lessee, the Construction Agent and any Guarantor to the Agent, the Trustee and the Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent, the Trustee and the Lenders, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

                  (r) Licenses, Registrations and Permits. As of any date on which this representation is made, all licenses, registrations and permits (other than Gaming Permits and Liquor Permits) required of Lessee as of such date by any Governmental Authority having jurisdiction shall have been obtained for (i) the use and occupancy of the Land, (ii) the operation of the facilities (including the Hotel) on the Land, including certificates of occupancy for the Hotel or other legally equivalent permission to occupy the Hotel, and (iii) the construction and installation of the Hotel, except where the failure to obtain the same would not have, individually or the aggregate, a Material Adverse Effect.

                  (s) Title to Property. Parent has good and marketable title to all of its material assets reflected on the financial statements delivered pursuant to Section 2.1(f), except for such material assets as have been disposed of in the ordinary course of business, and all such material assets are free and clear of any Lien, except as reflected in the financial statements and/or notes thereto or as otherwise permitted by the provisions hereof or under the Operative Documents, and except for Permitted Liens. Parent has such trademarks, trademark rights, trade names, trade name rights, franchises, copyrights, patents, patent rights and licenses as to allow it to conduct its business as now operated, without known conflict with the rights of others.


                  (t) Insurance. Lessee has obtained or caused to be obtained insurance coverage covering the Leased Property which meets in all respects the requirements of the Lease, and such coverage is in full force and effect. Lessee carries insurance with reputable insurers, or self-insures, in respect of its material assets, in such manner, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar business.

                  (u) Defaults. Neither the Lessee, the Parent nor any other Guarantor is in default under any Operative Document, instrument evidencing any Debt, or under any material agreement relating thereto or any indenture, mortgage, deed of trust, security agreement, lease, franchise or other agreement or other instrument to which any such Person is a party or by which any such Person or any of its material assets is subject to or bound including the Indenture which would result in a Material Adverse Effect.

                  (v) Solvency. The consummation by the Lessee or any Guarantor of the transactions contemplated by the Operative Documents did not and will not render the Lessee or any Guarantor insolvent, nor was it made in contemplation of the Lessee's or any Guarantor's insolvency; the value of the assets and properties of each of the Lessee and each Guarantor at fair valuation and at their then present fair salable value is and, after the transactions, will be greater than the respective total liabilities, including contingent liabilities, as they become due of the Lessee and each Guarantor; the property remaining in the hands of the Lessee and of each Guarantor was not and will not be an unreasonably small amount of capital.

                  (w) Appraisal Data. The information provided by the Lessee and its Affiliates to the Appraiser and forming the basis for the conclusions set forth in the Appraisal, taken as a whole, was true and correct in all material respects and did not omit any information known and available to the Lessee or any of its Affiliates necessary to make the information provided not materially misleading.

                  (x) Zoning. The Hotel and the Hotel Site complies in all material respects with all applicable zoning and subdivision laws, ordinances, regulations and restrictive covenants, and all requirements thereof necessary for the use, occupancy and operation of the Hotel and the Hotel Site as operated and used on each date this representation is made have been satisfied in all material respects, and the current use and intended use under the Lease of the Hotel and the Hotel Site is a conforming use.

                  (y) Perfection of Security Interests. Upon (i) execution and delivery of the Intercreditor Agreement, (ii) the partial release of Liens described in Section 3.1(e), (iii) execution and delivery of the Landlord Consent and Waiver, and (iv) the filing of appropriate UCC Financing Statements with the Secretary of State of Minnesota, the Secretary of State of Mississippi and the office of the Chancery Clerk of Tunica County, Mississippi and, together with a fixture filing or deed of trust on the Hotel Site (if necessary) in the office of the Chancery Clerk of Tunica County, Mississippi, Agent, for the benefit of the Lenders, will have an enforceable, perfected first priority Lien of record in the Collateral granted pursuant to the Lease as against all Persons, including Lessee and its creditors.

                  (z) Use and Operation of Leased Property. To the best knowledge of the Parent, and the Lessee after due inquiry, on and after the Completion Date (i) all material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of the Hotel and the Hotel Site as the Lessee intends to use the Hotel and the Hotel Site under the Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same (including certificates of occupancy) have been obtained and are in full force and effect and the Lessee has no actual knowledge of any pending modification or cancellation of any of the same; (ii) the use of the Hotel and the Hotel Site does not (and the intended use of the Hotel and the Hotel Site by Lessee under the Lease will not) depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained for its continuing legal use; and (iii) all required building and use related permits, approvals and consents material to the use and operation of the Hotel and the Hotel Site have been issued and will be in full force and effect and all utilities required for the operation of the Hotel and the Hotel Site, as the Lessee intends to use the Hotel and the Hotel Site under the Lease, will be available as of such date.

                  (aa) Gaming Permits; Liquor Permits. All Gaming Permits and Liquor Permits required to be held by Lessee as of each date this representation is made for the conduct of its business as then conducted are current and in good standing and upon opening of the Casino the Lessee will hold all Gaming Permits and Liquor Permits necessary for the operation of the Casino and the sale of alcoholic beverages at the Resort.

                  (bb) Location of Gaming Activities. No gaming activities requiring a Gaming Permit will be maintained at any location at the Resort other than at a location that has obtained all requisite Gaming Permits.

                  (cc) Leased Property. Upon substantial completion of the Hotel, the Hotel Site as improved and the contemplated use thereof by Lessee and its agents, assignees, employees, lessees, licensees and tenants will comply in all material respects with all Requirements of Law (including all zoning and land use laws and Environmental Laws) and the requirements of all insurance policies required to be maintained under the Lease and the Construction Agency Agreement.

                  (dd) Plans and Specifications. Except as set forth on the Disclosure Schedule, there is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or threatened with respect to Lessee, Casino or the Hotel which adversely affects the title to, or the use, operation or value of the Hotel or Casino. No fire or other casualty with respect to the Hotel or Casino has occurred which fire or other casualty has had a material adverse effect on the Hotel or Casino. Upon substantial completion of each of the Hotel and Casino, each such facility will have available all material services, public facilities and other utilities necessary for use and operation of the Hotel and Casino for their primary intended purposes including adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between the Hotel and Casino and public highways for motor vehicles. All utilities serving the Hotel, or proposed to serve the Hotel in accordance with the related Plans and Specifications, are located in, and vehicular access to the Hotel is provided by, either public rights-of-way abutting the Hotel or Appurtenant Rights. All Requirements of Law, easements and rights-of-way, including proof and dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from the Hotel Site during the construction of the Hotel and Casino, and (y) construction of the Hotel and the Casino in accordance with the Plans and Specifications, and the Construction Agency Agreement have either been irrevocably obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be irrevocably obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable.

                  (ee) Title. The Deed of Trust and the Lease are in form and substance sufficient to grant a valid first priority Lien in the Hotel Site to Agent, for the benefit of the Lenders, subject only to Permitted Liens. The Ground Lease is in form and substance sufficient to convey a valid leasehold estate in the Hotel Site to the Lessor, subject only to Permitted Liens. Lessor will at all times during the Lease Term have a valid leasehold estate in the Hotel Site pursuant to the Ground Lease and good and marketable title in fee simple to the Hotel pursuant to the Improvements Deed, subject only to Permitted Liens. Lessee will at all times during the Lease Term have marketable title in fee simple to the Hotel Site subject only to Permitted Liens. The Deed of Trust relating to the Barge Equipment is in form and substance sufficient to grant a valid, first priority Lien in the Barge Equipment to the Agent, for the benefit of the Lenders, subject only to Permitted Liens.

                  (ff) Flood Hazard Areas. Except as otherwise identified on the survey delivered pursuant to Section 3.3(b), no portion of the Hotel Site is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency. If the Hotel Site is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for the Hotel Site in accordance with the Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

                  (gg) Condition and Use of Leased Property. To the best knowledge of Parent and the Lessee after due inquiry, the present condition and use of the Leased Property conforms in all material respects with all conditions or requirements of all existing permits and approvals issued with respect to the Leased Property, and the present use of the Leased Property and each Lessee's future intended use of the Leased Property under the Lease does not, in any material respect, violate any Applicable Laws. To the best knowledge of Parent and the Lessee after due inquiry, (i) no notices, complaints or orders of violation or non-compliance or liability of any nature whatsoever have been issued or threatened by any Person with respect to the Land or any Leased Property or any present or intended future use thereof, except for such violations and instances of non-compliance as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and it is not aware of any circumstances which could give rise to the issuance of any such notices, complaints or orders, and (ii) the Land complies in all material respects with Applicable Laws to the extent that non-compliance would not have a Material Adverse Effect.

                  (hh) Burdensome Agreements. Lessee is not (i) a party to any agreement, indenture, lease or instrument, or (ii) subject to any organizational document restriction or any judgment, order, writ, injunction, decree, rule or regulation that presently, or in the future may, so far as Lessee can now foresee, have a Material Adverse Effect on Lessee.

                  (ii) No Change in Name or Entity. Lessee has not prior to the date of this Agreement, changed its name, or been the surviving entity of a merger or consolidation, except for the merger of GCI Acquisition Subsidiary, Inc. and Grand Gaming Corporation into Lessee (with Lessee as the surviving entity) in connection with the transactions contemplated by the Indenture.

                  (jj) Purchase Price. The Fair Market Value of the items of Equipment accepted on the Advance Date is approximately equal to the invoice cost for the items of Equipment identified in such Advance Request plus the Charges properly attributable thereto.

         SECTION 4.2. Representations and Warranties of Each Lender. Each Lender represents and warrants, severally and only as to itself, to each of the other parties hereto as follows:

                  (a) Due Organization, etc. It is duly organized and validly existing under the laws of the jurisdiction of its organization and has the requisite power and authority to enter into and perform its obligations as a Lender under each Operative Document to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it in connection therewith.

                  (b) Authorization; No Conflict. The execution and delivery by it of, the consummation by it of the transactions provided for in, and the compliance by it with all the provisions of, each Operative Document to which it is or is to be a party as Lender have been duly authorized by all necessary corporate action on its part; and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it as Lender with any of the terms and provisions thereof (i) requires any approval of its stockholders or approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) contravenes or will contravene any Applicable Laws currently in effect applicable to or binding on it (except no representation or warranty is made as to any Applicable Laws to which it or the Leased Property, directly or indirectly, may be subject because of the lines of business or other activities of the Lessee) or (iii) results in any breach of or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement, other material agreement or instrument, corporate charter, by-laws or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected.

                  (c) ERISA. It is purchasing its interest in the Note with assets that are either (i) not assets of any Plan or Benefit Arrangement (or its related trust) that is subject to Title I of ERISA or Section 4975 of the Code, or (ii) assets of any Plan or Benefit Arrangement (or its related trust) that is subject to Title I of ERISA or Section 4975 of the Code, but for which there is available an exemption from the prohibited transaction rules under Section 406(a) of ERISA and Section 4975 of the Code and such exemption is immediately applicable to each transaction contemplated by the Operative Documents to the extent that any other party to such transaction is a "party in interest" as defined in Section 3(14) of ERISA, or a "disqualified person" as defined in Section 4975(e)(2) of the Code, with respect to such plan assets.

                  (d) Investment in Notes. It is acquiring the Note for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act) thereof, and if in the future it should decide to dispose of all or any portion its interest in its Note or other Operative Documents, it understands that it may do so only in compliance with the Securities Act and the rules and regulations of the SEC thereunder and any applicable state securities laws. Neither it nor anyone authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of any Note, the Trust Estate (including the Leased Property constituting a part thereof), the Collateral or the Lease to the registration requirements of Section 5 of the Securities Act. Subject to the foregoing, it is understood among the parties that the disposition of each Lender's property shall be at all times within its control.

                  (e) Lessor Liens. The Leased Property is free and clear of all Lessor Liens attributable to it.

         SECTION 4.3. Representations and Warranties of the Trustee. Bank, in its individual capacity, represents and warrants to each of the other parties hereto as follows:

                  (a) Chief Executive Office. Bank's "chief executive office" and "principal place of business" as such terms are used in Section 9-103(3) of the UCC and the place where the documents, accounts and records relating to the transactions contemplated by the Operative Documents are kept is located at One Hancock Plaza; Gulfport, Mississippi 39502.

                  (b) Due Organization, etc. Bank is a duly organized and validly existing banking corporation in good standing under the laws of the State of Mississippi and has full power and authority to execute, deliver and perform its obligations (i) in its individual capacity under the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Agreement, and (ii) as Trustee under the Trust Agreement, under this Agreement and each other Operative Document to which it is or will be a party as Trustee.

                  (c) Due Authorization; Enforceability. The Operative Documents to which the Bank is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by or on behalf of the Bank (in its individual capacity) and are, or upon execution and delivery by the Bank will be, legal, valid and binding obligations of the Bank (in its individual capacity), enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

                  (d) No Conflict. The execution and delivery by (i) the Bank, in its individual capacity, of the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Agreement, and
         (ii) the Bank, in its capacity as Trustee, of each Operative Document to which Trustee is or will be a party, are not and will not be, and the performance by the Bank, in its individual capacity or as Trustee, as the case may be, of its obligations under each are not and will not be inconsistent with the articles of association or by-laws of the Bank, do not and will not contravene any Applicable Laws of the United States of America or the State of Mississippi relating to the banking or trust powers of the Bank, and do not and will not result in a breach of or constitute a default under (with or without the giving of notice or lapse of time or both) any indenture, mortgage, deed of trust, lease, loan or credit agreement or any other agreement or instrument to which the Bank is a party or by which it or its properties may be bound or affected.

                  (e) No Approvals, etc. Neither the execution and delivery by Trustee in its individual capacity or as Trustee, as the case may be, of any of the Operative Documents to which it is a party requires any Governmental Approval by any Governmental Authority under any Applicable Laws of the United States of America or the State of Mississippi relating to the banking or trust powers of the Bank.

                  (f) Litigation. There is no action, proceeding or investigation pending or threatened against the Bank (in its individual capacity or as Trustee) which questions the validity of the Operative Documents or which is reasonably likely to result, individually or in the aggregate, in any material adverse effect on the ability of the Bank (in its individual capacity or as Trustee) to perform its obligations (in either capacity) under the Operative Documents to which it is a party.

                  (g) Lessor Liens. The Leased Property is free and clear of all Lessor Liens attributable to the Bank (in its individual capacity).

                  (h) Securities Act. Neither the Bank (in its individual capacity or as Trustee) nor anyone authorized to act on its behalf has, directly or indirectly, in violation of Section 5 of the Securities Act or any state securities laws, offered or sold any interest in the Notes, the Leased Property or the Lease, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned securities or leases.

         SECTION 4.4. Representations and Warranties of the Agent. BA Leasing & Capital Corporation, in its individual capacity, hereby represents and warrants to each of the other parties hereto as follows:

                  (a) Due Organization, etc. Agent is duly organized and validly existing under the laws of the jurisdiction of its organization and has the requisite power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is or will be a party.

                  (b) Due Authorization; Enforceability. The Operative Documents to which the Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by the Agent, and are, or, upon execution and delivery will be, legal, valid and binding obligations of the Agent, enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

                  (c) No Conflict. Neither the execution and delivery by the Agent of the Operative Documents to which it is or will be a party, either in its individual capacity or as the Agent, or both, nor performance of its obligations thereunder in either such capacity, results in a breach of, or constitutes a default under (with or without the giving of notice or lapse of time or both), or violates the terms, conditions or provisions of: (i) the articles of incorporation of the Agent; (ii) any agreement, to which the Agent, either in its individual capacity, as Agent, or both, is now a party or by which it or its property, either in its individual capacity, as Agent, or both, is bound or affected, where such breach, default or violation would be reasonably likely to materially and adversely affect the ability of the Agent, either in its individual capacity or as Agent or both, to perform its obligations under any Operative Document to which it is or will be a party, either in its individual capacity or as Agent, or both; or (iii) any Applicable Laws of the United States of America or the State of New York relating to the banking or trust powers of the Agent, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of the Agent, either in its individual capacity, as Agent or both, to perform its obligations under any Operative Document to which it is or will be a party.

                  (d) No Approvals, etc. No Governmental Approval by any Governmental Authority under any Applicable Laws of the United States of America or the State of New York relating to the banking or trust powers of the Agent is or will be required in connection with the execution and delivery by the Agent of the Operative Documents to which it is party or the performance by the Agent of its obligations under such Operative Documents.


                                    ARTICLE V

               COVENANTS OF LESSEE, CONSTRUCTION AGENT AND PARENT

         SECTION 5.1. Further Assurances. Each of the Lessee and the Construction Agent, at its own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as any Lender, the Trustee or the Agent reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement and the other Operative Documents to which it is a party and the transactions contemplated thereby. Parent, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings, Deeds of Trust and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by any Lender, the Trustee or the Agent in order to establish, preserve, protect and perfect the title of the Trustee to the Leased Property and the Trustee's rights under this Agreement and the other Operative Documents and to perfect, preserve and protect the first and prior Lien of the Security Agreement on the Trust Estate in favor of the Agent for the benefit of the Lenders. Without limiting the foregoing, the Parent shall furnish to each Lender, the Trustee and the Agent, annually commencing on the fifth anniversary of the Closing Date, an opinion of counsel with respect to the continued perfection of the security interests created pursuant to the Operative Documents.

         SECTION 5.2.  Consolidation, Merger, Sale, etc.

                  (a) Subject to Section 5.4, Lessee shall not consolidate with any Person, merge with or into any Person or convey, transfer or lease to any Person all or substantially all of its assets in any single transaction (or series of related transactions), unless, immediately after giving effect to such transaction, the conditions set forth in clauses (i) through (vii) shall have been satisfied:

                             (i) the Person formed by such consolidation with or
                  into which Lessee shall be merged or the Person which shall acquire by conveyance, transfer or lease all or substantially all of the assets of Lessee (the "Surviving Company") shall be a corporation, partnership, association or other business entity that is organized under the laws of the United States of America, a state thereof or the District of Columbia;

                             (ii) the Surviving Company (if other than Lessee)
                  shall execute and deliver to each of the parties hereto an agreement, in form and substance reasonably satisfactory to the Lenders, the Trustee and the Agent, containing the assumption by the Surviving Company of the due and punctual payment, performance and observation of each obligation, covenant and agreement of Lessee under this Agreement and each other Operative Document to which, immediately prior to such transaction, Lessee was a party;

                             (iii) each Guarantor shall execute and deliver to
                  each of the parties hereto a reaffirmation, in form and substance satisfactory to the Lenders, the Trustee and the Agent, that each and all of the obligations of such Guarantor under this Agreement and the Guaranty remain, and will remain, in full force and effect, notwithstanding the transaction or transactions giving rise to the requirement that such reaffirmation be delivered hereunder;


                             (iv) no Lease Default, Lease Event of Default,
                  Event of Loss or Construction Agency Event of Default shall have occurred or would occur as a result thereof;

                             (v) the title of the Trustee to the Leased Property
                  and the Trustee's rights under this Agreement and the other Operative Documents and the first and prior Lien granted to the Trustee in the Lease shall not be adversely affected;

                             (vi) the Surviving Company (if other than Lessee)
                  shall have obtained all Gaming Permits and Liquor Permits necessary for the continued operation of the Casino and the Resort; and

                             (vii) Lessee shall have delivered to the Lenders,
                  the Trustee and the Agent a certificate of a Responsible Officer of the Lessee and an opinion of counsel reasonably satisfactory to each such Person stating that such transaction complies with this Section 5.2(a), that all conditions to the consummation of such transaction have been fulfilled and that all Governmental Action required in connection with such transaction has been obtained, given or made.

                  Upon the consummation of such transaction, the Surviving Company shall succeed to, and be substituted for, and may exercise every right and power of, Lessee immediately prior to such transaction under this Agreement and each other Operative Document to which Lessee was a party immediately prior to such transaction, with the same effect as if the Surviving Company had been named herein and therein. Notwithstanding the foregoing provisions of this Section 5.2(a), no conveyance, transfer or lease of all or substantially all of the assets of Lessee shall release the Lessee, the Construction Agent or any Guarantor from its respective payment or other obligations under this Agreement or any other Operative Document without the written consent of the Trustee, the Agent and each Lender.

                  (b) Each Guarantor shall not consolidate with any Person, merge with or into any Person or convey, transfer or lease to any Person all or substantially all of its assets in any single transaction (or series of related transactions), unless, immediately after giving effect to such transaction, the conditions set forth in clauses (i) through (vii) shall have been satisfied:

                             (i) the Person formed by such consolidation with or
                  into which the Guarantor shall be merged or the Person which shall acquire by conveyance, transfer or lease all or substantially all of the assets of the Guarantor (the "Surviving Company"), if other than the Guarantor immediately prior to such transaction, shall be a corporation, partnership, association or other business entity that is organized under the laws of the United States of America, a state thereof or the District of Columbia;

                             (ii) the Surviving Company (if other than the
                  Guarantor) immediately prior to such transaction, shall execute and deliver to each of the parties hereto an agreement, in form and substance reasonably satisfactory to the Lenders, the Trustee and the Agent, containing the assumption by the Surviving Company of the due and punctual payment, performance and observation of each obligation, covenant and agreement of the Guarantor under this Agreement and each other Operative Document to which, immediately prior to such transaction, the Guarantor was a party;

                             (iii) Such Guarantor shall execute and deliver to
                  each of the parties hereto a reaffirmation, in form and substance satisfactory to the Lenders, the Trustee and the Agent, that each and all of the obligations of such Guarantor under this Agreement and the Guaranty remain, and will remain, in full force and effect, notwithstanding the transaction or transactions giving rise to the requirement that such reaffirmation be delivered hereunder;

                             (iv) no Lease Default, Lease Event of Default,
                  Event of Loss or Construction Agency Event of Default shall have occurred or would occur as a result thereof;

                             (v) the Surviving Company (if other than the
                  Guarantor) shall have obtained all Gaming Permits and Liquor Permits, including a finding that if the Guarantor is the Parent that it is suitable to own the capital stock of Lessee, as then required by Applicable Law;

                           (vi) the Parent and such Guarantor shall have
                  delivered to the Lenders, the Trustee and the Agent a certificate of a Responsible Officer of the Parent and such Guarantor and an opinion of counsel reasonably satisfactory to each such Person stating that such transaction complies with this Section 5.2(b), that all conditions to the consummation of such transaction have been fulfilled and that all Governmental Action required in connection with such transaction has been obtained, given or made; and

                             (vii) immediately after the consummation of such
                  transaction, no Change of Control shall have occurred.

                  Upon the consummation of such transaction, the Surviving Company shall succeed to, and be substituted for, and may exercise every right and power of, the Parent immediately prior to such transaction under this Agreement and each other Operative Document to which the Parent was a party immediately prior to such transaction, with the same effect as if the Surviving Company had been named herein and therein. Notwithstanding the foregoing provisions of this Section 5.2(b), no conveyance, transfer or lease of all or substantially all of the assets of the Parent shall release the Lessee or the Construction Agent or any Guarantor from its payment or other obligations under this Agreement or any other Operative Document without the written consent of the Trustee, the Agent, and each Lender.

         SECTION 5.3. Corporate Existence. Subject to Section 5.2, each Guarantor, the Lessee and the Construction Agent shall at all times maintain its existence as a corporation in good standing under the laws of its respective jurisdiction of incorporation and shall use commercially reasonable efforts to preserve and keep in full force and effect its franchises material to its business.

         SECTION 5.4. Ownership of Lessee. Parent shall at all times maintain ownership of 100% of the issued and outstanding capital stock of the Lessee and the Construction Agent (including all rights to subscribe for, purchase (including by conversion of any other security) or otherwise acquire any such capital stock), free and clear of all Liens other than a pledge of the all of the issued and outstanding shares of capital stock of Lessee to the Indenture Trustee.

         SECTION 5.5. Liens. Neither the Lessee, the Construction Agent, any Guarantor nor the Parent shall incur or suffer to exist any Lien on any of the Leased Property or the Collateral other than (i) Permitted Liens, (ii) Liens created under a ship mortgage in respect of the Barge Equipment and Casino Barges that collateralize Pari Passu Indebtedness (as defined in the Indenture) only, but only if the lender or lenders of the Pari Passu Indebtedness are bound by the Intercreditor Agreement, (iii) Liens in respect of the Casino Barges securing Pari Passu Indebtedness (as defined in the Indenture) in compliance with Section 9.13(g) and (iv) security interests created or purported to be created under the Uniform Commercial Code on Financed Property (as defined in Section 9.13(f)) to be located on the Casino Barges, Levee Land, the Hotel or the Hotel Site; it being understood that Lessee will not secure such Financed Property (as defined in Section 9.13(f)) by granting a ship mortgage under the Ship Mortgage Act contained in Chapter 313 of Title 46 United States Code with respect thereto.

         SECTION 5.6.  Financial Covenant Compliance Certificates.

                  (a) Annual Certificate. Within 90 days after the close of each Fiscal Year, the Lessee shall deliver to the Trustee, the Agent, and each Lender a certificate of the Lessee signed by a Responsible Officer of the Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Agreement, the Lease and each other Operative Document to which the Lessee is a party and has made, or caused to be made under his or her supervision, a review of the transactions contemplated hereby and thereby and the condition of the Leased Property during the preceding Fiscal Year, and that such review has not disclosed the existence during such Fiscal Year of any condition or event which constitutes a Lease Event of Default or Casualty (except as described therein), nor does the signer have knowledge, after due inquiry, of the existence as at the date of such certificate, of any condition or event which constitutes a Lease Default, a Lease Event of Default or Casualty or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action such Lessee has taken or is taking or proposes to take with respect thereto.

                  (b) Financial Covenant Compliance Certificate. Within 45 days after the end of each Fiscal Quarter, Lessee shall deliver or cause to be delivered to Agent and Trustee a Financial Covenant Compliance Certificate (with appropriate insertions) of the Parent signed by a Responsible Officer of the Parent showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to Agent) compliance with the financial covenants set forth in Section 5.16 and any other related information requested by Agent.

                  (c) Pricing Ratio Certificate. Within 15 Business Days after the end of each Fiscal Quarter, the Lessee shall deliver or cause to be delivered to Agent and Trustee a Pricing Ratio Certificate of the Parent signed by a Responsible Officer of the Parent (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to Agent). Except as otherwise set forth below, the Applicable Commitment Fee Rate for any Fiscal Quarter and Applicable Margin for any Interest Period commencing in any Fiscal Quarter shall be based on the Pricing Ratio determined as of the end of the immediately preceding Fiscal Quarter. If Lessee fails to deliver or cause to be delivered such Pricing Ratio Certificate on or before the date such information is required to be delivered, then (i) for the purposes of Section 2.6 of the Loan Agreement and Section 2.11, the Applicable Commitment Fee Rate shall be .500% for the period commencing on the first date of the Fiscal Quarter in which such Pricing Ratio Certificate was supposed to be delivered and ending on the date of delivery of the Pricing Ratio Certificate (at which time the Applicable Commitment Fee Rate shall be calculated based on the Pricing Ratio Certificate), and (ii) the Applicable Margin shall be 2.50% for each Interest Period occurring during each month of the Fiscal Quarter in which the Pricing Ratio Certificate was supposed to be delivered (and upon delivery of the Pricing Ratio Certificate, the next commencing Interest Period shall be based upon such Pricing Ratio Certificate unless a more current Pricing Ratio Certificate has been delivered in respect of a new Fiscal Quarter).

         SECTION 5.7. Investigation by Governmental Authorities. Lessee shall deliver to the Trustee, each Lender and to the Agent promptly upon the Lessee's receiving written notice of the intent by a Governmental Authority to (w) revoke, suspend, enjoin, restrict or modify any Gaming Permit or Liquor Permit necessary for the ownership or operation of the Casino or gaming operations in respect thereof, or the Hotel, (x) take an action which would constitute a requisition of title to any of the Leased Property, (y) investigate the Leased Property for a material violation of any Applicable Laws with respect to the Leased Property, including any Environmental Law, under which liability may be imposed upon the Trustee, any Lender, the Agent or the Lessee, or (z) investigate the Leased Property (other than routine fire, life-safety and similar inspections) for any violation of Applicable Laws under which criminal liability may be imposed upon the Trustee, any Lender, Agent or the Lessee.


         SECTION 5.8. Books and Records. Lessee will, at all times maintain corporate books and records separate from those of any other Person in accordance with GAAP.

         SECTION 5.9. Payment of Taxes, Etc. Lessee shall pay and discharge before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property (including the Leased Property), and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property, other than those arising from Permitted Liens.

         SECTION 5.10. Inspection. Lessee shall permit the Agent, the Trustee and the Lenders or any agents or representatives thereof annually (or upon demand during an Event of Default) to (upon reasonable notice) examine and make copies of and abstracts from the records and books of account of, the Lessee (except for any proprietary information which involves trade secrets of the Lessee) and to discuss the affairs, finances and accounts of the Lessee with any of its officers. Agent, Trustee, the Lenders and any agents or representatives thereof shall keep confidential and not disclose any confidential written information received from Lessee in connection with such inspections, subject to the Agent's, Trustee's or the Lenders' (a) obligation to disclose such information pursuant to an order under Applicable Laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such information to its bank examiners, Affiliates, auditors, counsel and other professional advisors but only on a need to know basis in connection with the Operative Documents and only if such Persons are similarly bound in a separate writing to the provisions of this Section 5.10, (c) right to disclose any such information in connection with any litigation or dispute involving the Parent and the Lessee or any of its Subsidiaries and Affiliates and (d) right to provide such information to participants to which sales of participating interests are permitted pursuant to this Participation Agreement and prospective assignees to which assignments of interest are permitted pursuant to this Participation Agreement, but only if such participant or prospective assignee agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section as if it were a "Lender" party hereto. Notwithstanding the foregoing, any such information supplied to a participant or prospective assignee under this Participation Agreement shall cease to be confidential information if it is or becomes known to such Person by other than unauthorized disclosure, or if it becomes a matter of public knowledge. Lessee shall upon reasonable notice from the Agent (except that no notice shall be required if an Event of Default has occurred and is continuing) permit the Agent, the Trustee and the Lenders and their respective authorized representatives to inspect the Leased Property during normal business hours, provided that such inspections shall not unreasonably interfere with the Lessee's business operations at the Leased Property. Annual inspections by the Agent and all inspections following the occurrence of an Event of Default shall be conducted at the cost and expense of Lessee.

         SECTION 5.11. Maintenance of Property, etc. Lessee shall maintain and preserve all material assets used or useful in the conduct of its business in good working order and condition.

         SECTION 5.12. Maintenance of Insurance. Lessee shall maintain insurance coverage covering the Leased Property which meets in all respects the requirements of Article IX of the Lease, and such coverage shall remain in full force and effect. Without limiting the foregoing, Lessee shall carry insurance with reputable insurers, or self-insure, in respect of its material assets, in such manner, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar business.

         SECTION 5.13. Change of Name or Principal Place of Business. Lessee shall furnish to the Trustee, the Agent and the Lenders notice on or before the thirtieth day before any relocation of its chief executive office, principal place of business or the office where it keeps its records concerning its accounts or contract rights relating to the Leased Property or the Property or Lessee changes its name, identity or corporate structure.

         SECTION 5.14. Financial and Other Information. Parent and the Lessee shall deliver to the Trustee, each Lender and the Agent the following financial and other information:

                  (a) Audited Statements. As soon as available and in any event within 90 days after the end of each Fiscal Year of the Parent, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, cash flows and common shareholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, with such consolidated financial statements audited by independent public accountants of nationally recognized standing acceptable to the Agent, which such report shall be without qualifications other than qualifications acceptable to all Lenders, together with a certificate from such accountant containing a computation of, and showing compliance with, each of the financial ratios and levels contained in
         Section 5.16 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it.

                  (b) Quarterly Statements. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year of the Parent, the consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statement of operations and cash flows of the Parent and its Consolidated Subsidiaries for the portion of the Parent's Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter of, and the corresponding portion of the Parent's preceding Fiscal Year, all certified (subject, in the case of such quarterly financial statements, to normal year-end auditing adjustments) by the chief financial officer of Parent as to fairness of presentation and preparation in accordance with GAAP applied on a basis consistent with those used in preparing the financial statements referred to in Section 5.14(a) (subject to such changes in accounting principles as shall be described in such certificate and shall have been approved in writing attached to such certificate by the Parent's independent accountants).

                  (c) Pension Plan. If and when any member of the ERISA Group
         (1) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (2) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (3) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (4) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (5) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (6) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (7) fails to make any payment or contribution due any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Parent setting forth details as to such occurrence and action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take.

                  (d) Default. As soon as possible and in any event within three Business Days after the occurrence of each Default or Event of Default under any Operative Document a statement of an officer of the Parent setting forth details of such Default or Event of Default and the action that the Parent proposes to take with respect thereto.

                  (e) Condition. Promptly upon becoming aware thereof, written notice of any Material Adverse Effect.

                  (f) Proceedings. Promptly upon becoming aware thereof, written notice of the commencement or existence of any proceeding against the Parent or any Affiliate of the Parent by or before any Governmental Authority that might, in the reasonable judgment of the Parent, result in a Material Adverse Effect.
                  (g) Environmental. As soon as possible and in any event within ten days after the occurrence of any Environmental Violation or alleged Environmental Violation, a statement of an authorized officer setting forth the details of such violation or alleged violation and the action which the Parent proposes to take with respect thereto.

                  (h) Security Reports. As soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Parent, Form 10Qs of Parent shall have been delivered to Trustee (with copies for each Lender) and within 105 days after the end of each Fiscal Year of Parent, Form 10K of Parent shall have been delivered to the Trustee (with copies for each Lender).

                  (i) Other Information. Promptly upon written request therefore, any other information in respect of the Parent or Lessee reasonably requested by the Agent.

         SECTION 5.15. Securities. Neither the Lessee nor the Parent, nor anyone authorized to act on behalf of any of them, will take any action which would subject the issuance or sale of the Notes, the Leased Property or the Lease, or in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases to the registration requirements of Section 5 of the Securities Act or any state securities laws.

         SECTION 5.16.  Financial Covenants.

                  (a) Fixed Charge Coverage. Parent shall maintain a ratio of Consolidated Adjusted EBITDA to Consolidated Fixed Charges, calculated as of the last day of each Computation Period, of not less than the ratio set forth below:

                    Period                                Ratio

         Closing Date through 12/30/97                        1.15:1.0
         12/31/97 and thereafter                              1.25:1.0

                  (b) Consolidated Net Worth. The Consolidated Net Worth of the Parent shall not at any time be less than an amount equal to the sum of
         (x) the Consolidated Net Worth of the Parent for the Fiscal Year ended December 31, 1995 plus (1) 75% of Consolidated Net Income of the Parent beginning with the first Fiscal Quarter of the 1996 Fiscal Year, and calculated quarterly thereafter for each subsequent Fiscal Quarter, plus (2) 100% of the proceeds from the issuance by the Parent of an equity interest in the Parent or a Subsidiary (other than Stratosphere Corporation and its Subsidiaries) to one or more Persons unaffiliated with Parent, or the Ownership Percentage Interest of the proceeds from the issuance by a Subsidiary (other than Stratosphere Corporation and its Subsidiaries) of an equity interest in such Subsidiary to one or more Persons unaffiliated with the Parent. Any Consolidated Net Losses of Parent incurred in the 1996 Fiscal Year and thereafter shall not be subtracted in computing Consolidated Net Worth of Parent.

                  (c) Consolidated Adjusted Senior Funded Debt/Consolidated Adjusted EBITDA Ratio. Parent shall maintain a ratio of Consolidated Adjusted Senior Funded Debt to Consolidated Adjusted EBITDA, calculated as of the last day of each Computation Period, of not greater than the ratio set forth below:

                        Period                       Ratio

             Closing Date through 12/30/96               4.25:1.0
             12/31/96 through 6/29/97                    3.75:1.0
             6/30/97 through 12/30/97                    3.50:1.0
             12/31/97 and thereafter                     3.00:1.0

                  (d) Consolidated Adjusted Total Funded Debt/Consolidated Adjusted EBITDA Ratio. Parent shall maintain a ratio of Consolidated Adjusted Total Funded Debt to Consolidated Adjusted EBITDA, calculated as of the last day of each Computation Period, of not greater than the ratio set forth below:

             Closing Date through 12/30/96            4.25:1.0
             12/31/96 and thereafter                  4.00:1.0

                  (e) For purposes of computing the financial covenants set forth in Sections 5.16(a), (c) and (d), acquisitions, dispositions and discontinued operations that have been made by Parent or any of its Consolidated Subsidiaries, including all mergers, consolidations and dispositions, during the Computation Period, shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the Computation Period in question.

         SECTION 5.17. Ship Mortgage. Subject to the terms of the Intercreditor Agreement, immediately following the filing of the first priority ship mortgage with respect to the Casino Barge pursuant to Section 4.20(c) of the Indenture, Lessee shall file and record in the appropriate United States Coast Guard offices an executed Ship Mortgage, substantially in the form of Exhibit G-2, and take or cause to be taken all further action required to cause the Equipment subject to the Lease and located on the Casino Barges to become subject to a Lien in favor of the Agent and the Lenders and shall deliver or cause to be delivered to Agent such legal opinions, certificates or other documents with respect to such Ship Mortgage as the Agent may reasonably request, including a legal opinion from Terriberry, Carroll & Yancy, LLP, maritime counsel to Lessee, as to the matters set forth in the form of Exhibit N-3. Immediately prior to the date of filing the Ship Mortgage, Lessee shall deliver to Agent a report, as of a date immediately prior to such filing, of Liens and other encumbrances of record with respect to the Casino Barge with the United States Coast Guard.

         SECTION 5.18. Searches and Estoppel Certificates. Within 30 days after the earlier to occur of (i) the Completion Date and (ii) June 30, 1997, Lessee shall deliver to Agent (a) a report prepared by a search company reasonably acceptable to Agent, of judgment liens, lis pendens, tax liens and UCC filings with respect to Lease Supplements, which are filed of record with the applicable state and local filing offices in the jurisdictions or jurisdictions in which such Leased Property is located and the state in which Lessee has its "principal place of business" and "chief executive office" (as such terms are used in Section 9- 103(c) of the UCC), (b) an estoppel certificate addressed to the Agent and the Trustee from each vendor listed on the Disclosure Schedule to the effect that the purchase price for the items of Equipment sold to the Lessee by the vendor pursuant to the purchase orders or purchase contracts listed on the Disclosure Schedule opposite its name have been paid in full and (c) a revised
Schedule VII indicating the total Equipment Cost for all items of Equipment then subject to the Lease. Such revised Schedule VII shall be based upon the purchase orders and purchase contracts, as modified from time to time after the Closing Date, in accordance with the Operative Documents.

         SECTION 5.19. Amendment of Levee Board Lease. Lessee agrees that it shall at all times comply with and diligently perform its obligations under the Levee Board Lease. No amendment, modification, change or supplement to the Levee Board Lease shall be entered into by the Lessee that is adverse to the interests of the Trustee, the Agents or the Lenders, unless the Lessee has obtained the prior consent of the Lenders. Lessee shall deliver to the Trustee, (with sufficient copies for the Lenders) copies of all amendments, modifications, changes or supplements to the Levee Board Lease.

         SECTION 5.20. Changes to Contracts for a System. Lessee may enter into modifications of the contracts for the System, provided that any modifications, when taken together with any previous modifications to any System, that would reduce the fair market value or economic useful life or utility of any System shall not be made without the Agents' prior written consent.

         SECTION 5.21. Compliance with Laws. With respect to the Leased Property and the operation of the Hotel, Lessee, Construction Agent and Guarantors shall comply with Applicable Laws, except for any violations which, individually or in the aggregate, would not have a Material Adverse Effect.

         SECTION 5.22. No Vessel Redocumentation. Lessee will not attach a barge or vessel to a Casino Barge in such a manner that would cause the Casino Barge or the Casino Barges to need to be redocumented under the maritime laws.


                                   ARTICLE VI

                    COVENANTS OF TRUSTEE, AGENTS AND LENDERS

         SECTION 6.1.  Covenants of Trustee, Agents and the Lenders.

                  (a) Discharge of Liens. Each of the Lenders and the Trustee covenants as to itself, and not jointly with any other Lender, that it will not, directly or indirectly, create, incur, assume or permit to exist at any time, and will, at its own cost and expense, take such action as may be necessary to promptly discharge, or to cause to be discharged, any Lessor Liens attributable to it, and will indemnify the Trust Estate in the amount of any diminution of the value thereof and any costs and expenses associated therewith as a result of its failure to comply with its obligations under this Section 6.1(a). Notwithstanding the foregoing, none of the Lenders or the Trustee, as the case may be, shall be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any risk of invalidity or the loss of priority of the Lien of the Deed of Trust or any risk of the sale, forfeiture, foreclosure or loss of, and shall not interfere with the use or disposition of, any part of the Leased Property, the Lease or the Trust Estate or title thereto or any interest therein or the payment of Rent; provided, however, that each Lender and the Trustee shall discharge any such Lessor Lien, whether or not subject to contest as provided above, upon the purchase of the Leased Property by the Lessee pursuant to the Lease.

                  (b) Trust Agreement. Without prejudice to any right under the Trust Agreement of the Trustee to resign, or the Lenders' or Lessee's right under the Trust Agreement to remove the Trustee, the Trustee hereby agrees with the Lessee, the Lenders and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article IV of the Trust Agreement prior to the later of the Lease Termination Date or the payment in full of the obligations under the Notes, (ii) not to amend, supplement or otherwise modify or consent to any amendment, supplement or modification of any provision of the Trust Agreement prior to the Lease Termination Date in any manner which would have a Material Adverse Effect on the rights of any such party thereto, and (iii) to comply with all of the terms of the Trust Agreement applicable to it except for such nonperformance which would adversely affect the Trustee in its individual capacity.

                  (c) Successor Trustee. Trustee or any successor may resign or be removed by the Lenders or Lessee as Trustee, a successor Trustee may be appointed, and a corporation may become the Trustee under the Trust Agreement, only in accordance with the provisions of Article III of the Trust Agreement. Notwithstanding anything to the contrary contained in this Agreement or the Trust Agreement, so long as no Event of Default shall be continuing, the appointment of a successor Trustee shall be subject to the consent of the Lessee (such consent is not to be unreasonably withheld or delayed).

                  (d) Indebtedness; Other Business. Trustee on behalf of the Trust shall not contract for, create, incur or assume any indebtedness, or enter into any business or other activity, other than pursuant to or under the Operative Documents and, for the benefit of the Lessee, the Agent and the Lenders, agrees to be bound by Section 1.2(b) of the Trust Agreement.

                  (e) Change of Principal Place of Business. Trustee shall give prompt notice to the Lenders, the Lessee and the Agent if the Trustee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Hotel or the transactions contemplated by the Operative Documents are kept, shall cease to be located at One Hancock Plaza; Gulfport, Mississippi 39502, or if it shall change its name, identity or corporate structure.

                  (f) Loan Agreement. Trustee, Agent, Lessee and each Lender hereby agree that, so long as the Lease is in effect, the Trustee shall not consent to or permit any amendment of the terms and provisions of the Loan Agreement, the Deed of Trust, the Ship Mortgage, the Ground Lease or any Note, whether or not any Lease Event of Default shall have occurred and be continuing, if any such amendment or action would have the effect of increasing the obligations of the Lessee or decreasing the rights of the Lessee, in each case without the prior written consent of the Lessee, except that without such consent, the Trustee may waive performance by the Agent of obligations to the Trustee the non-performance of which does not adversely affect the Lessee. Each Lender agrees to comply with Section 7.7 of the Loan Agreement.

                  (g) Funding. Trustee shall give prompt notice to the Lenders, the Lessee and the Agent in the event any Lender does not fund the full amount to be funded by such Lender on any Advance Date as described in
         Article II.

                  (h) Lessee Financing Party Removal. If any of the Lessor, the Trustee, the Lenders, the Co-Agents, the Lead Manager, the Arranger or Agent (and any successors thereto) (each a "Lease Financing Party") is found by any Gaming Authority to be unsuitable or unqualified for any license, registration, approval or finding of suitability to serve as Lessor, Trustee, Lender, Co-Agent, Lead Manager, Arranger or Agent, or otherwise to be associated with the Lessee or any Guarantor, or the Board of Directors of the Parent determines in its reasonable judgment that such Lease Financing Party's continued association with the Lessee or any Guarantor may result in (i) the disapproval, modification, or non-renewal of any contract under which the Parent or any Subsidiary thereof has sole or shared authority to manage any gaming operations, or (ii) the loss or non-reinstatement of any license, registration, approval, finding of suitability or franchise from any Gaming Authority held by the Parent or any Subsidiary thereof to conduct any portion of the business of the Parent or any Subsidiary thereof, such Lease Financing Party agrees, upon receiving payment in cash in full of all outstanding principal amounts, accrued interest, fees and all other amounts payable to it under the Operative Documents, to cooperate with the Parent with respect to the assignment, sale or transfer of such Lease Financing Party's interest in the Operative Documents as Lessor, Trustee, Lender, Co- Agent, Lead Manager, Arranger or Agent, as appropriate, to a suitable party and complete such assignment, sale or transfer within thirty (30) days of a request by the Parent to do so (or such lesser period of time as required by any Gaming Authority).

         SECTION 6.2. Restrictions On and Effect of Transfer. No Lender shall assign and delegate all or any portion of its right, title or interest in, to or under any of the Operative Documents, its Commitment, the Loans or any Note, except that (x) any Lender may pledge, assign or grant a security interest in its interest to any Federal Reserve Board or any other central bank authority with respect to such Lender, (y) upon satisfaction of the conditions set forth in clauses (a) through (e) of this Section 6.2 any Lender may transfer all or any ratable portion of its interest to an Affiliate or to any other existing Lender or any Affiliate of such Lender and, upon compliance with any applicable provisions of Section 6.3(a), may sell, assign or otherwise transfer a participation in its interest in any of the foregoing; provided, that no Participating Entity (as hereinafter defined) shall become, by means of such transfer, a Lender under the Operative Documents, and the Lessee shall be entitled to continue to deal for all purposes under the Operative Documents exclusively with the Lender who has transferred such participation, and (z) any Lender may assign and delegate any ratable portion or all of such right, title and interest upon the satisfaction of each of the following conditions (which conditions will not be applicable to a transfer pursuant to clause (x) or (y) of this Section 6.2):

                  (a) Required Notice and Effective Date. Any Lender desiring to effect a transfer of its interest shall give written notice of each such proposed transfer to Parent, Lessee and Agent at least seven (7) Business Days prior to such proposed transfer, setting forth the name of such proposed transferee, the percentage of interest to be retained by such Lender, if any, and the date on which such transfer is proposed to become effective. All reasonable out-of-pocket costs incurred by Trustee or Agent in connection with any such disposition by a Lender under this Section 6.2 shall be borne by such Lender. In the event of a transfer under this Section 6.2(a), any expenses incurred by the transferee in connection with its review of the Operative Documents and its investigation of the transactions contemplated thereby shall be borne by such transferee or the relevant Lender, as they may determine, but shall not be considered costs and expenses which the Lessee is obligated to pay or reimburse under Section 9.8.

                  (b) Assumption of Obligations. Any transferee pursuant to this
         Section 6.2 shall have executed and delivered to the Agent and the Bank a letter in substantially the form of the Investor's Letter attached hereto as Exhibit L, and thereupon the obligations of the transferring Lender under the Operative Documents shall be proportionately released and reduced to the extent of such transfer. Upon any such transfer as above provided, (i) the transferring Lender shall still be entitled to the benefit of Article VII, and (ii) the transferee shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to, all Operative Documents to which its transferor was a party, shall be deemed the pertinent "Lender" for all purposes of the Operative Documents and shall be deemed to have made that portion of the payments pursuant to this Agreement previously made or deemed to have been made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Documents to the pertinent "Lender" shall thereafter be deemed a reference to the transferee, to the extent of such transfer, for all purposes. Upon any such transfer, Schedules I, II, and III to this Agreement, as applicable, shall be deemed to be revised to reflect the relevant information for such new Lender and the Commitment of such new Lender (and the revised Commitment of the transferor Lender if it shall not have transferred its entire interest).

                  (c) Employee Benefit Plans. No Lender may make any such assignment, conveyance or transfer to or in connection with any arrangement or understanding in any way involving any Plan or Benefit Arrangement (or its related trust), or with the assets of any such Plan or Benefit Arrangement (or its related trust), within the meaning of
         Section 4975(e)(1) of the Code (other than a governmental plan, as defined in Section 3(32) of ERISA), with respect to which the Lessee or such Lender or any of their Affiliates is a party in interest within the meaning of ERISA Section 3(14) or a "disqualified person" within the meaning of Section 4975(e)(2) of the Code.

                  (d) Representations and Warranties. Notwithstanding anything to the contrary set forth above, no Lender may assign, convey or transfer its interest to any Person unless such Person shall have delivered to the Agent and the Lessee a certificate confirming the accuracy of the representations and warranties set forth in Section 4.2 with respect to such Person (other than as such representation or warranty relates to the execution and delivery of Operative Documents).

                  (e) Amounts. Any transfer of Notes shall be in a principal amount which is equal to or greater than $5,000,000, or, if less, the full amount of such Lender's Loan or Commitment.

                  (f) Financial Condition of Transferee. So long as the Commitments are outstanding, no transfer by a Lender shall be effective against the other parties to this Agreement unless the transferee is
         (A) a bank or other financial institution with a combined capital, surplus and undivided profits of at least $100,000,000, or (B) any subsidiary of such a bank or financial institution, provided that such bank or financial institution furnishes a guaranty with respect to the transferee's obligations as a Lender, or (C) any other entity, provided the transferee's obligations as a Lender are guaranteed by the transferor Lender.

                  (g) Effect. From and after any transfer of its Notes, the transferring Lender shall be released, to the extent assumed by the transferee, from its liability and obligations hereunder and under the other Operative Documents relating to the Leased Property to which such transferor is a party in respect of obligations to be performed on or after the date of such transfer. Upon any transfer by a Lender as above provided, any such transferee shall be deemed a "Lender" for all purposes of such documents and each reference herein to a Lender shall thereafter be deemed a reference to such transferee for all purposes, except as the context may otherwise require.

                  (h) Lessee Consent. So long as the Commitments are outstanding, the transferees of an interest transferred pursuant to this Section 6.2(h) shall have obtained the prior written consent of the Lessee (so long as Lessee is not in Default under the terms of any Operative Document), which consent may not be unreasonably withheld or delayed by the Lessee.

Notwithstanding any transfer pursuant to this Section 6.2, the transferor shall continue to be entitled to all benefits accrued and all rights vested prior to such transfer, including rights to indemnification under this Agreement or any other Operative Document.

         SECTION 6.3.  Participations.

                  (a) Participations. Each Lender covenants and agrees that it will not grant participations in its Notes to any Person (a "Participating Entity") unless such Person (i) is a bank or other financial institution and (ii) represents and warrants, in writing, to such Lender for the benefit of the Lenders and the Lessee that no part of the funds used by it to acquire an interest in the Notes constitutes assets of any Employee Benefit Plan or its related trust. Any such transferor Lender shall require any transferee of its interest in the Notes to make the representations and warranties set forth in the preceding sentence, in writing, to such Person for its benefit and the benefit of the Lenders and the Lessee. In the event of any such sale by a Lender of a participating interest to a Participating Entity such Lender's obligations under this Agreement and under the other Operative Documents shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Note for all purposes under this Agreement and under the other Operative Documents, and the Trustee, the Agent and, except as set forth in Section 6.3(b), the Lessee shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and under the other Operative Documents, and such Lender shall retain the sole right to enforce the obligations of the Lessee and the Guarantors under the Operative Documents and to approve any amendment, modification or waiver of any provision of any Operative Document. Any Lender selling a participation shall give notice thereof to the Lessee and the Parent within ten (10) Business Days after such sale.

                  (b) Transferee Indemnities. Each Participating Entity shall be entitled to the benefits of Sections 2.9, 2.10, 2.11 and 2.12 of the Loan Agreement and Articles VII and VIII with respect to its participation in the Notes and Advances outstanding from time to time; provided, that no Participating Entity in respect of its participation shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation in the Notes transferred by such transferor Lender to such Participating Entity had no such transfer of a participation occurred.

         SECTION 6.4. Required Transfers. If at any time during the Lease Term any Lender shall request from the Trustee or the Lessee reimbursement for any costs pursuant to Section 2.9, 2.10 or 2.11 of the Loan Agreement (which cost Lessee is obligated to pay as Supplemental Rent under Section 3.2 of the Lease), such Lender shall, upon request of the Lessee or the Agent, attempt in good faith to promptly sell to a Person who would qualify under Section 6.3(a) the Notes held by such Lender, the Commitment of such Lender and any other interests of such Lender hereunder and under the other Operative Documents, in accordance with this Section 6.4, in exchange for an amount equal to the outstanding principal amount of such Lender's Notes together with all interest accrued thereon and unpaid to the date of such purchase and all other amounts then due and payable hereunder or under the other Operative Documents to such Lender (including any requested reimbursement amounts).


                                   ARTICLE VII

                                GENERAL INDEMNITY

         SECTION 7.1. General Indemnification. Lessee and the Parent agree, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee on an After-Tax Basis from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Closing Date or after the Lease Termination Date, in any way relating to or arising out of (a) any of the Operative Documents or any of the transactions contemplated thereby or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof; or (b) the Land or any part thereof or interest therein; or (c) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, sale (including any transfer pursuant to Section 5.2 of the Lease or any sale pursuant to
Section 5.1 of the Lease), return or other disposition of all or any part of any interest in the Leased Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including: (i) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (ii) latent or other defects, whether or not discoverable, and (iii) any Claim for patent, trademark or copyright infringement, provided that the matters in this clause (c) shall be without duplication of any matter for which indemnification is provided pursuant to the Environmental Indemnity contained in Section 7.2; (d) the offer, issuance, sale or delivery of the Notes; (e) the breach or alleged breach by the Lessee of any representation or warranty made by it or deemed made by it in any Operative Document; (f) the transactions contemplated hereby or by any other Operative Document (except for any violation of Section 4.2(c), in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code or (g) any other agreement entered into or assumed by the Lessee in connection with the Leased Property; provided, however, neither Lessee nor Parent shall be required to indemnify under this Section 7.1 for any of the following: (1) as to an Indemnitee, any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee or, if such Indemnitee is the Bank, ordinary negligence for the handling of funds (other than willful misconduct or gross negligence imputed to such Indemnitee by reason of its participation in the transactions contemplated hereby) or the breach by such Indemnitee of any representation, warranty or covenant of such Indemnitee set forth in any Operative Document, (2) as to an Indemnitee, any Claim resulting from a transfer by such Indemnitee of all or any part of its interest in the Lease, the other Operative Documents or the Leased Property, other than any such transfer either required by the Lease (including a transfer as a result of a Casualty or a transfer pursuant to Section 5.1 or 5.2 of the Lease) or any other Operative Document or while a Lease Event of Default shall have occurred and be continuing, (3) any Claims in respect of Taxes (such Claims to be subject to Article VIII), other than a payment necessary to make payments under this
Section 7.1 on an After-Tax Basis, provided, that this exclusion does not apply to any taxes or penalties included in Claims against which the Indemnitee is provided an indemnification under subsection (f) of this Section 7.1 and (4) as to an Indemnitee, any Claim resulting from Lessor Liens which such Indemnitee is responsible for discharging under the Operative Documents. Lessee shall be entitled to credit against any payments due under this Section 7.1 any insurance recoveries received by an Indemnitee in respect of the related Claim under or from insurance paid for by the Lessee or assigned to the Trustee by the Lessee.

         If the Lessee shall obtain actual knowledge of any Claim indemnified against under this Section 7.1, the Lessee shall give prompt notice thereof to the appropriate Indemnitee or Indemnitees, and if any Indemnitee shall obtain actual knowledge of any Claim indemnified under this Section 7.1, such Indemnitee shall give prompt notice thereof to the Lessee, provided that failure to so notify the Lessee shall release the Lessee from its obligations to indemnify hereunder only if and to the extent that such failure results in a forfeiture by the Lessee of substantive rights and defenses. With respect to any amount that the Lessee is requested by an Indemnitee to pay by reason of this
Section 7.1, such Indemnitee shall, if so requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the Lessee may reasonably request and which is reasonably available to such Indemnitee to substantiate properly the requested payment.

         In case any action, suit or proceeding shall be brought against any Indemnitee for which the Indemnitee is indemnified under this Section 7.1 or 7.2, such Indemnitee shall notify the Lessee of the commencement thereof, and the Lessee shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof; provided, however, that the Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding; and provided, further, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that,
(A) in the reasonable opinion of such Indemnitee, (x)(i) such action, suit or proceeding involves any risk of imposition of criminal liability or (ii) such action, suit or proceeding involves any material risk of material civil liability on such Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Leased Property, the Trust Estate or any part thereof, unless, in the case of this clause (x)(ii), the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve a bona fide conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessee which the Lessee and the Indemnitee have been unable to sever from the indemnified Claim(s), (C) a Default or a Lease Event of Default has occurred and is continuing or (D) such action, suit or proceeding involves matters which extend beyond or are unrelated to the transactions contemplated by the Operative Documents and if determined adversely could be materially detrimental to the interests of such Indemnitee notwithstanding indemnification by the Lessee. Indemnitee, on the one hand, and Lessee and Parent, on the other hand, may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the other in accordance with the foregoing.

         Each Indemnitee shall at the Lessee's expense supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 7.1 or 7.2. Unless a Lease Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section 7.1 or 7.2 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified under this
Section 7.1 or 7.2 with respect to such Claim. In addition, if an Indemnitee, in violation of Lessee's right to assume and control the defense of any Claim, refuses to permit Lessee to control the defense after written demand by Lessee for such control, such Indemnitee waives its right to be indemnified under
Section 7.1 or 7.2 with respect to such Claim.

         Upon payment in full of any Claim by the Lessee pursuant to this
Section 7.1 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such claims.

         Any amount payable to an Indemnitee pursuant to this Section 7.1 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing the basis for such indemnity and the computation of the amount so payable and, if requested by the Lessee, such determination shall be verified by a nationally recognized independent accounting firm mutually acceptable to the Lessee and the Indemnitee at the Lessee's expense.

         SECTION 7.2. Environmental Indemnity. Without limitation of the other provisions of this Article VII, Lessee hereby agrees to indemnify, hold harmless and defend each Indemnitee on an After-Tax Basis from and against any and all Claims (including third party Claims for personal injury or real or personal property damage), all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising in whole or in part, out of or in any way relating to


                  (i) the presence or alleged presence on or under the Land of any Hazardous Material, or any releases or discharges of any Hazardous Material on, under, from or onto the Land,

                  (ii) any activity, including construction, carried on or undertaken on or off the Land, whether by Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of Lessee or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Material that are located or present on or under or that migrate, flow, percolate, diffuse or in any way move onto or under the Land,

                  (iii) loss of or damage to any property or the environment (including clean-up costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in connection with the Land, any activities undertaken thereon or the actions of Lessee or Construction Agent,

                  (iv) in connection with the Land, any activities undertaken thereon or the actions of Lessee or Construction Agent, any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records, or

                  (v) any residual contamination on or under the Land, including any such contamination affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any Hazardous Substances on the Land or by Lessee or Construction Agent, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

but Lessee shall not be required to indemnify any Indemnitee under this Section
7.2 for (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee, or any Affiliate of such Indemnitee (it being understood that, unless the applicable Indemnitee was in possession of the Land and caused the Claim, Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee, or any Affiliate of such Indemnitee, caused or contributed to such Claim) or (2) except with respect to the Trustee, any Claim to the extent attributable to acts or events occurring after the expiration of the Lease Term so long as Trustee and the Lenders are not exercising remedies against Lessee in respect of the Operative Documents. The indemnity provided for herein shall not include any matters with respect to Taxes. The indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.


                                  ARTICLE VIII

                              GENERAL TAX INDEMNITY

         SECTION 8.1. General Tax Indemnity. Except as otherwise provided in this Section 8.1, the Lessee shall pay on an After- Tax Basis, and on written demand shall indemnify and hold each Indemnitee harmless from and against, any and all fees (including documentation, recording, license and registration fees), taxes (including income (whether net, gross or adjusted gross, whether domestic or foreign), gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein as "Taxes" and individually as a "Tax") imposed on or with respect to any Indemnitee, the Land, the Leased Property or any portion thereof, any Operative Document or the Lessee or any sublessee or user of the Leased Property, by any foreign authority, the United States or by any state or local government or other taxing authority in the United States in connection with or in any way relating to (i) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, sale, return or other application or disposition of all or any part of the Land or the Leased Property or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Rent or the receipts or earnings arising from or received with respect to the Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Notes, or any other Operative Documents, the property or the income or other proceeds with respect to the property held in the Trust Estate,
(iv) the Leased Property or any part thereof or any interest therein, (v) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents; provided, that the Lessee's indemnification obligation hereunder in respect of any Tax shall be net of any foreign, federal,state or local income tax benefits which are recognized by the relevant Tax Indemnitee as a result of the imposition of such Tax).

         SECTION 8.2. Exclusions from General Tax Indemnity. Section 8.1 shall not apply to:

                  (a) Taxes on, based on, or measured by or with respect to the net income of an Indemnitee (including minimum Taxes, capital gains Taxes, Taxes on or measured by items of tax preference or alternative minimum Taxes) other than (A) any such Taxes that are, or are in the nature of, sales, use, rental (other than Taxes imposed on net rental income) or property Taxes, (B) withholding Taxes imposed by the United States or Mississippi (I) on payments with respect to the Notes, or
         (II) on Rent, to the extent the net payment of Rent after deduction of such withholding Taxes would be less than amounts currently payable with respect to the Notes and (C) any such Taxes imposed on such Indemnitee by any state (other than Mississippi) or local taxing authority in such state to the extent such Taxes are imposed as a result of the Lessee moving the Leased Property or any part thereof to such state;

                  (b) Taxes that are based on, measured by or imposed with respect to the fees or other compensation received by a Person acting as Trustee or Agent (in their respective individual capacities) or any Affiliate of any thereof for acting as trustees under the Trust Agreement or the Loan Agreement, respectively;

                  (c) Taxes that result from any act, event or omission, or are attributable to any period of time, that occurs after the earliest of
         (A) the expiration of the Lease Term with respect to the Leased Property and, if the Leased Property is required to be returned to the Trustee in accordance with the Lease, such return and (B) the discharge in full of the Lessee's obligations to pay the Lease Balance, or any amount determined by reference thereto, with respect to the Leased Property and all other amounts due under the Lease and other Operative Documents, unless such Taxes (and interest, penalties and late charges related thereto) relate to acts, events or matters occurring prior to the earliest of such times or are imposed on or with respect to any payments due or actions required under the Operative Documents after such expiration or discharge; or

                  (d) Taxes imposed on an Indemnitee that result from any voluntary sale, assignment, transfer or other disposition by such Indemnitee or any related Indemnitee of any interest in the Leased Property or any part thereof, or any interest therein or any interest or obligation arising under the Operative Documents or any Notes, or from any sale, assignment, transfer or other disposition of any interest in such Indemnitee or any related Indemnitee, it being understood that each of the following shall not be considered a voluntary sale, assignment, transfer or other disposition: (A) any substitution, replacement or removal of any of the Leased Property by Lessee, (B) any sale or transfer resulting from the exercise by Lessee of any early termination option, (C) any transfer under Section 5.2 of the Lease or Section 3.11 of the Trust Agreement and (D) any sale or transfer while a Lease Event of Default shall have occurred and be continuing under the Lease.

         SECTION 8.3. Contests. If any Claim shall be made against any Indemnitee or if any proceeding shall be commenced against any Indemnitee (including a written notice of such proceeding) for any Taxes as to which Lessee may have an indemnity obligation pursuant to Section 8.1, or if any Indemnitee shall determine that any Taxes as to which Lessee may have an indemnity obligation pursuant to Section 8.1 may be payable, such Indemnitee shall promptly notify Lessee. Lessee shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that Lessee desires to, assume and control the defense thereof; provided, however, that Lessee shall have acknowledged in writing its obligation to indemnify fully such Indemnitee in respect of such action, suit or proceeding; and, provided, further, that Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that (A) Lessee is not able to provide such Indemnitee with a legal opinion of counsel reasonably acceptable to such Indemnitee that such action, suit or proceeding does not involve (x) a risk of imposition of criminal liability or (y) any material risk of material civil liability on such Indemnitee and will not involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Leased Property, the Deed of Trust Estate, the Trust Estate or any part thereof, unless, in the case of this clause
(y), Lessee contemporaneously with such opinion shall have posted a bond or other security satisfactory to the relevant Indemnitee in respect to such risk,
(B) the control of such action, suit or proceeding would involve a bona fide conflict of interest, (C) such proceeding involves Claims not fully indemnified by Lessee which Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), (D) a Lease Event of Default has occurred and is continuing or (E) such action, suit or proceeding involves matters which extend beyond or are unrelated to the transaction contemplated by the Operative Documents and if determined adversely could be materially detrimental to the interests of such Indemnitee notwithstanding indemnification by Lessee. The Indemnitee, on the one hand, and Lessee and Parent, on the other hand, may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by each other in accordance with the foregoing.

         Each Indemnitee shall at Lessee's expense supply Lessee with such information and documents reasonably requested by Lessee as are necessary or advisable for Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 8.3. Unless a Lease Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section 8.3 without the prior written consent of Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under this Section 8.3 with respect to such Claim. In addition, if an Indemnitee, in violation of Lessee's right to assume and control the defense of any Claim, refuses to permit Lessee to control the defense, such Indemnitee waives its right to be indemnified under Section 8.1 with respect to such Claim.

         Notwithstanding anything contained herein to the contrary, an Indemnitee will not be required to contest (and Lessee shall not be permitted to contest) (a) a Claim with respect to the imposition of any Tax if such Indemnitee shall waive its right to indemnification under this Section 8.3 with respect to such claim (and any related claim with respect to other taxable years the contest of which is precluded or otherwise adversely affected as a result of such waiver) and (b) any Claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely. Each Indemnitee and Lessee shall consult in good faith with each other concerning each step and decision regarding the conduct of such contest controlled by either, including the forum in which the claim is most likely to be favorably resolved.

         SECTION 8.4. Payments. Any Tax indemnifiable under this Article VIII shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to an Indemnitee pursuant to Section 8.1 shall be paid within thirty days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to
Section 8.1 directly to the Indemnitee entitled thereto or Lessee, as the case may be, shall be made in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Agreement. Upon the request of any Indemnitee with respect to a Tax that Lessee is required to pay, Lessee shall furnish to such Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Indemnitee.

         SECTION 8.5. Reports. If any report, return or statement is required to be filed with respect to any Taxes that are subject to indemnification under this Article VIII, Lessee shall, if Lessee is permitted by Applicable Laws, timely prepare and file such report, return or statement; provided, however, that if Lessee is not permitted by Applicable Laws to file any such report Lessee will promptly so notify the appropriate Indemnitee, in which case the Indemnitee will file any such report after preparation thereof by Lessee.

         SECTION 8.6. Withholding Tax Exemption. At least ten Business Days prior to the first date on which any payment is due under any Note for the account of any Lender which is a "foreign" corporation or partnership or "foreign" trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of U.S. withholding tax under Section 1441 or 1442 of the Code, such Lender agrees that it will have delivered to each of the Lessee, the Trustee and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under the Operative Documents without deduction or withholding of any United States Federal income taxes in accordance with Section
7.10 of the Loan Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1. Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Agreement and any of the Operative Documents, the transfer of the interest in the Land and the Hotel to or by the Trustee as provided herein or in any other Operative Documents (and shall not be merged into the Deed of Trust or any other conveyance or transfer document), any disposition of any interest of the Trustee in the Leased Property, the purchase and sale of the Notes, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

         SECTION 9.2. No Broker, etc. Except for the Lessee's engagement of BA Leasing & Capital Corporation as Arranger in connection with the transactions contemplated hereby, none of the Lenders has retained or employed any broker, finder or financial advisor to act on its behalf in connection with this Agreement, nor authorized any broker, finder or financial advisor retained or employed by any other Person so to act, nor incurred any fees or commissions to which Trustee or any Lender might be subjected by virtue of their entering into the transactions contemplated by this Agreement. BA Leasing & Capital Corporation's compensation for acting hereunder other than as a Lender is the receipt of the amounts provided for in the Operative Documents and in the Arranger Fee Letter. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

         SECTION 9.3. Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given (i) in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter or on the fourth Business Day after depositing the same in the mails, registered or certified mail, postage prepaid, return receipt requested, and (ii) in the case of notice by facsimile or bank wire, when receipt is confirmed if delivered on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter, addressed as provided in Schedule III, or to such other address as any of the parties hereto may designate by written notice.

         SECTION 9.4. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

         SECTION 9.5. Amendments. Neither this Agreement nor any of the other Operative Documents nor any of the terms hereof or thereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought and consented to by the Required Lenders; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Trustee, the Lessee and the Agent. Trustee and the Lessee shall not be permitted to amend, modify or supplement the Lease without the written consent of the Required Lenders; provided, that without the prior written consent of each Lender, the Trustee shall not:

                  (a) modify any of the provisions of this Section 9.5, change the definition of "Required Lenders", or modify or waive any provision of any Operative Document requiring action by any of the foregoing, or release any Collateral (except as otherwise specifically provided in any Operative Document);

                  (b) reduce the amount or change the time of payment of any amount of principal owing or payable under any Note or interest owing or payable on any Note, reduce the amount or change the time of payment of any fee, or modify any of the provisions of Section 2.2 of the Trust Agreement;

                  (c) modify, amend, waive or supplement any of the provisions of Sections 3.1, 3.2, 3.4, 4, 5.1, 5.2, Article VII and Article X of the Lease;

                  (d) reduce, modify, amend or waive any indemnities in favor of any Lender;

                  (e) reduce the amount or change the time of payment of Rent or the Lease Balance, or reduce the amount or change the time of payment of any such payment under any Guaranty with respect to any such payment;

                  (f) consent to any assignment of Lease releasing Lessee from its obligations to pay Rent or the Lease Balance or changing the absolute and unconditional character of such obligations;

                  (g) modify, amend, waive or supplement the Guaranty, consent to any amendment thereof or release any of the guarantees of any Guarantor; or

                  (h) permit the creation of any Lien on the Trust Estate or any part thereof except as contemplated by the Operative Documents, or deprive any Lender of the benefit of the security interest and Lien secured by the Trust Estate.

         SECTION 9.6. Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION 9.7. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE, EXCEPT TO THE EXTENT THAT THE EXERCISE OF CERTAIN RIGHTS OR REMEDIES HEREUNDER OR UNDER THE OTHER OPERATIVE DOCUMENTS MAY REQUIRE COMPLIANCE WITH THE GAMING LAWS.

         SECTION 9.8. Transaction Costs. Lessee shall pay all Transaction Costs whether or not the transactions contemplated hereby are consummated. In addition, the Lessee agrees to pay or reimburse the Indemnitees on demand for all other out-of-pocket costs and expenses, including attorneys' fees (and the reasonable charges of in-house counsel of Arranger), reasonably incurred in connection with: (a) entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to the Operative Documents; (b) any Casualty or termination of the Lease or any other Operative Documents; (c) the negotiation and documentation of any restructuring or "workout," whether or not consummated, of any Operative Document; (d) the enforcement or attempted enforcement, or preservation of any rights or remedies under the Operative Documents; (e) any transfer by an Indemnitee of any interest in the Loan or the Notes during the continuance of an Event of Default; and (f) any transfer by the Trustee to a successor Trustee.

         SECTION 9.9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         SECTION 9.10. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         SECTION 9.11. Final Agreement. THIS AGREEMENT, TOGETHER WITH THE OPERATIVE DOCUMENTS, REPRESENT THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY AND THE OTHER OPERATIVE DOCUMENTS. THIS AGREEMENT CANNOT BE MODIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 9.12. No Third-Party Beneficiaries. Nothing in this Agreement or the other Operative Documents shall be deemed to create any right in any Person not a party hereto or thereto (other than the permitted successors and assigns of Lessee, and Parent), and such agreements shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party except as aforesaid.

         SECTION 9.13. Release of Lien; Termination of Ground Lease. (a) Each Lender hereby instructs the Trustee to release, and Agent shall also release,
(i) the Liens created by the Lease and Security Documents, respectively, against the Leased Property promptly upon Lessee's payment in full in immediately available funds of the Lease Balance and of all other amounts then due and owing under the Operative Documents, and (ii) the Liens created by the Lease and Security Documents, respectively, against the Gaming Equipment only, promptly upon Lessee's payment in full in immediately available funds of the Allocated Share of the Lease Balance related to the Gaming Equipment Lease Supplement, if no Default or Event of Default has occurred and is continuing.

         (b) If Lessee elects to purchase the Hotel and the Hotel Equipment pursuant to Section 5.1 of the Lease, each Lender hereby instructs the Trustee upon receipt of all amounts due under the Operative Documents to release, and Agent shall also release, the Liens created by the Lease and the Security Documents, respectively, against the Hotel and the Hotel Equipment.

         (c) No sooner than the later of (i) the end of the Commitment Period and (ii) the delivery by Lessee to Agent of the search reports required under
Section 5.18, and then only if no Default or Event of Default exists, Lessee may deliver to Trustee (with sufficient copies for the Agents and the other Lenders) a request to release the Liens created by the Lease and the Security Documents against the items of Equipment (but not Systems) described in the request, together with a certificate to the effect that (A) all vendors of items of Equipment (including Systems) that are to remain subject to the Lease have been paid in full, (B) Agent, for the benefit of the Lenders, has a first priority lien of record on the Equipment (including Systems) that remains subject to the Lease (other than the released Equipment) as against all Persons, including Lessee and its creditors, (C) after taking into account the releases of the liens in respect of the items of Equipment, there is at least $20,000,000 and $70,000,000 respectively, (by cost of such Equipment) of Gaming Equipment and Non-Gaming Equipment that remains subject to the Lease, (D) no Default or Event of Default exists and (E) Trustee has made Advances for Hotel Costs, which when added to the Equipment Costs for items of Equipment that are to remain subject to the Lease, shall equal $120,001,000. Each Lender hereby instructs the Trustee to release upon receipt of the request and a conformed certificate of release, and Agent shall also release, their respective Liens against the items of Equipment described in the request.

         (d) Each Lender, Agent and Trustee, at the expense of the Lessee, will promptly and duly execute and deliver all documents and take such further action as may be necessary to release the Liens in accordance with Section 9.13(a), (b) or (c), including if requested by Lessee the recording or filing of any document evidencing the release of such Liens in accordance with the laws of the appropriate jurisdictions.

         (e) If the Lessee elects to purchase the Hotel and the Hotel Equipment pursuant to Section 5.1 of the Lease or upon Lessee's payment in full in immediately available funds of the Lease Balance and of all other amounts due and owing under the Operative Documents, each Lender hereby instructs the Trustee upon receipt of all amounts due under the Operative Documents to execute a termination statement in recordable form in respect of the Ground Lease.

         (f) Each Lender, Agent and Trustee shall at any time and from time to time during the Lease Term, promptly, but in no event later than twenty (20) Business Days after the request by the Lessee or Parent, execute and deliver to Lessee, Parent and any prospective lessor, lender, mortgagee or assignee of Debt (if (i) such financing party has signed a commitment letter to lease or lend to Lessee or Parent, (ii) the real or personal property (the "Financed Property") that is to be leased or encumbered thereby does not constitute any Leased Property, and (iii) the Financed Property is to be located on or at the Casino Barges, the Levee Land, the Hotel and/or the Hotel Site) (1) a certificate stating that neither the Lenders, Agents nor the Trustee has any right, title or interest in the Financed Property, and (2) if requested by any such financing party, partial releases covering the Financed Property mutually acceptable to such financing party, Lessee and the Lenders to confirm such interests and to provide for the respective rights of such financing party and the Lenders in their respective collateral securing any such Debt. The certificate delivered pursuant to this Section 9.13(f) is rendered only to such financing party and may not be relied upon by any other Person.

         (g) Notwithstanding anything in the Operative Documents to the contrary, the Lenders shall also permit the prospective lessor, lender, mortgagee or assignee of Pari Passu Indebtedness (as defined in the Indenture) to file a ship mortgage in respect of the Casino Barges and the Barge Equipment subject to the Lease and the equipment to be financed, so long as such lessor, lender, mortgagee or assignee of Pari Passu Indebtedness (as defined in the Indenture) concurrently agrees to be bound by the Intercreditor Agreement and acknowledges that it has no right, title or interest in or to the Barge Equipment subject to the Lease or any proceeds therefrom other than pursuant to a preferred ship mortgage in its favor.


         SECTION 9.14. Reproduction of Documents. This Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including: (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by Lessor in connection with Lessor's receipt and/or acquisition of the Equipment; and (c) financial statements, certificates, and other information previously or hereafter furnished to Lessor may be reproduced by Lessor by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the Lenders agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Lessor in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence; provided, however, that no such reproduction shall be presented or accepted in lieu of the original of such reproduction for purposes of Article 9 of the U.C.C. or any other applicable laws regarding chattel paper.

         SECTION 9.15. Submission to Jurisdiction. Lessor may bring suit to enforce any claim arising out of the Operative Documents in any state or Federal court located in New York, New York having subject matter jurisdiction, and with respect to any such claim. Each of Lessee and each Guarantor hereby irrevocably:
(a) submits to the jurisdiction of such courts; and (b) consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to Lessee or any Guarantor at their respective addresses specified in this Agreement, and agrees that such service, to the fullest extent permitted by law: (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding; and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Each of Lessee and any Guarantor irrevocably waives, to the fullest extent permitted by law: (A) any claim, or any objection, that it now or hereafter may have, that venue is not proper with respect to any such suit, action or proceeding brought in such a court located in New York, New York, including any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum; and (B) any claim that any of Lessee or any Guarantor is not subject to personal jurisdiction or service of process in such forum. Nothing herein contained shall preclude Trustee, Lessor or any Lender from bringing an action or proceeding in respect hereof in any other state or federal court within the United States having subject matter jurisdiction with respect to such action and personal jurisdiction over the parties to such action. Lessee and each Guarantor agree that a final judgment in any action or proceeding in a state or Federal court within the United States may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

         SECTION 9.16. Jury Trial. LESSEE AND EACH GUARANTOR WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OPERATIVE DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OPERATIVE DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 9.17. Payments Set Aside. To the extent that Lessee makes a payment to Trustee, Agent or the Lenders, or Trustee, Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any discretion) to be repaid to a trustee, receiver or any other party, in connection with any insolvency of Lessee, any Guarantor or any Subsidiary that is a sublessee, assignee or transferee of any Leased Property or otherwise, then
(a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Agent upon demand its pro rata share of any amount so recovered for distribution by Agent in accordance with the Loan Agreement.

         SECTION 9.18. Trust Agreement. The provisions of Section 5.1 of the Trust Agreement limiting the reimbursement and indemnification obligations of the Lenders are incorporated by reference into this Agreement.

         SECTION 9.19. Consent to Conflict of Interest. The parties hereto acknowledge that the Bank is entering into and will be bound by the Operative Documents in multiple capacities, including individually, as Trustee, as Lessor, as Borrower, as Lender and as agent to the Agent. Each party hereto consents to the same and hereby waives any conflict of interest which may exist or arise as a result thereof.


         SECTION 9.20. No Marshalling/Other Loans and Set-Off. Notwithstanding any provisions in documents related to other credit facilities or other agreements between any Lender and the Lessee or any Guarantor, no Lender hereunder may be compelled to marshall any collateral or other assets it may hold from or for the benefit of any such Lessee or Guarantor. Any Lender may make other extensions of credit, or renew or extend any existing extensions of credit to Lessee or any Guarantor or have other relationships with Lessee or any Guarantor. No Lender shall have any right or interest in any property taken as collateral for such other extensions of credit or in any property or deposit in the possession or control of any other Lender that may be or become collateral for or otherwise available for payment of the obligations hereunder by reason of the inclusion of any "cross-reference" provisions in the documentation associated with such other extensions of credit, provided, however, if any Lender with such rights elects to exercise any such right of cross-collateralization or set-off, all Lenders shall be entitled to a pro rata share of such proceeds realized as a result of such exercise.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                  BL DEVELOPMENT CORP., as Lessee


                                  By: /s/ Timothy J. Cope
                                  Name: Timothy J. Cope
                                  Title: Chief Financial Officer



                                  GRAND CASINOS, INC., as Guarantor


                                  By: /s/ Timothy J. Cope
                                  Name: Timothy J. Cope
                                  Title: Chief Financial Officer




                                  GRAND CASINOS RESORTS, INC.,
                                    as Guarantor


                                  By: /s/ Timothy J. Cope
                                  Name: Timothy J. Cope
                                  Title: Chief Financial Officer



                                  GRAND CASINOS OF MISSISSIPPI, INC.
                                    - GULFPORT, as Guarantor


                                  By: /s/ Timothy J. Cope
                                  Name: Timothy J. Cope
                                  Title: Chief Financial Officer




                                  GRAND CASINOS OF MISSISSIPPI, INC.
                                    - BILOXI, as Guarantor


                                  By: /s/ Timothy J. Cope
                                  Name: Timothy J. Cope
                                  Title: Chief Financial Officer




                                  GRAND CASINOS OF BILOXI THEATER,
                                    INC., as Guarantor


                                  By: /s/ Timothy J. Cope
                                  Name: Timothy J. Cope
                                  Title: Chief Financial Officer




                                  GCI BILOXI HOTEL ACQUISITION
                                    CORPORATION, as Guarantor


                                  By: /s/ Timothy J. Cope
                                  Name: Timothy J. Cope
                                  Title: Chief Financial Officer




                                  GCI GULFPORT HOTEL ACQUISITION
                                    CORPORATION, as Guarantor


                                  By: /s/ Timothy J. Cope
                                  Name: Timothy J. Cope
                                  Title: Chief Financial Officer



                                  MILLE LACS GAMING CORPORATION,
                                    as Guarantor


                                  By: /s/ Timothy J. Cope
                                  Name: Timothy J. Cope
                                  Title: Chief Financial Officer



                                  GRAND CASINOS OF LOUISIANA, INC.
                                    TUNICA - BILOXI, as Guarantor


                                  By: /s/ Timothy J. Cope
                                  Name: Timothy J. Cope
                                  Title: Chief Financial Officer



                                  GRAND CASINOS OF LOUISIANA, INC. -
                                    COUSHATTA, as Guarantor


                                  By: /s/ Timothy J. Cope
                                  Name: Timothy J. Cope
                                  Title: Chief Financial Officer



                                  GCA ACQUISITION SUBSIDIARY, INC.,
                                    as Guarantor


                                  By: /s/ Timothy J. Cope
                                  Name: Timothy J. Cope
                                  Title: Chief Financial Officer



                                  HANCOCK BANK, not in its individual
                                  capacity except as expressly stated
                                  herein, but solely as Lessor,
                                  Borrower and Trustee


                                  By: /s/ C.H. Gibbons
                                  Name: C.H. Gibbons
                                  Title: Vice President & Trust Officer



                                  BA LEASING & CAPITAL CORPORATION,
                                  not in its individual capacity
                                  except as expressly stated herein,
                                  but solely as Agent


                                  By: /s/ David F. Scully
                                  Name: David F. Scully
                                  Title: Vice President



                                  BANK OF SCOTLAND, as Co-Agent and
                                  as Lender


                                  By: /s/ Catherine M. (Illegible)
                                     Name: Catherine M. (Illegible)
                                     Title: Vice President



                                  FIRST INTERSTATE BANK OF NEVADA, as
                                  Co-Agent and as Lender


                                  By: /s/ Steve Byrne
                                     Name: Steve Byrne
                                     Title: Vice President



                                  SOCIETE GENERALE, as Co-Agent and
                                  as Lender


                                  By: /s/ Donald L. Schubert
                                     Name: Donald L. Schubert
                                     Title: Vice President



                                  CREDIT LYONNAIS, LOS ANGELES
                                  BRANCH, as Co-Agent and as
                                  Lender


                                  By: /s/ Thierry Vincent
                                     Name: Thierry Vincent
                                     Title: Vice President



                                  BA LEASING & CAPITAL CORPORATION,
                                  as Lender


                                  By: /s/ David F. Scully
                                     Name: David F. Scully
                                     Title: Vice President



                                  THE CIT GROUP/EQUIPMENT FINANCING,
                                  INC., as Lender


                                  By: /s/ John H. Beville
                                     Name: John H. Beville
                                     Title: Senior Vice President



                                  UNITED STATES NATIONAL BANK OF
                                  OREGON, as Lender


                                  By: (Illegible)
                                     Name: (Illegible)
                                     Title: (Illegible)



                                  BANK OF BOSTON, as Lender


                                  By: /s/ Reginald T. Dawson
                                     Name: Reginald T. Dawson
                                     Title: Director



                                  IMPERIAL BANK, as Lender


                                  By: /s/ Steven K. Johnson
                                     Name: Steven K. Johnson
                                     Title: Senior Vice President



                                  TRUSTMARK NATIONAL BANK, as Lender


                                  By: /s/ John W. Ray, Jr.
                                     Name: John W. Ray, Jr.
                                     Title: Vice President



                                  FIRST SECURITY BANK OF UTAH, N.A.,
                                  as Lender


                                  By: /s/ David P. Williams
                                     Name: David P. Williams
                                     Title: Vice President



                                  FIRST NATIONAL BANK OF COMMERCE, as
                                  Lender


                                  By: /s/ (Illegible)
                                     Name: (Illegible)
                                     Title: Vice President



                                  HANCOCK BANK, as Lender


                                  By: /s/ Watson Butts
                                     Name: Watson Butts
                                     Title: Vice President



                                  DEPOSIT GUARANTY NATIONAL BANK, as
                                  Lender


                                  By: /s/ Larry C. Ratzlaff
                                     Name: Larry C. Ratzlaff
                                     Title: Senior Vice President



                              SCHEDULE I
                                  TO
                        PARTICIPATION AGREEMENT


                         SUBSIDIARY GUARANTORS


Grand Casinos Resorts, Inc.
Grand Casinos of Mississippi, Inc. - Gulfport
Grand Casinos of Mississippi, Inc. - Biloxi
Grand Casinos Biloxi Theater, Inc.
GCI Biloxi Hotel Acquisition Corporation
GCI Gulfport Hotel Acquisition Corporation
Mille Lacs Gaming Corporation
Grand Casinos of Louisiana, Inc. - Tunica - Biloxi
Grand Casinos of Louisiana, Inc. - Coushatta
GCA Acquisition Subsidiary, Inc.